Exhibit 10.40

Execution Copy

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is made and entered into as of 20 September, 2019 (the “Effective Date”) by and between 3B PHARMACEUTICALS GmbH, a limited liability company organized and existing under the laws of Germany, with registered offices at Magnusstraße 11, D-12489 Berlin, Germany (“3BP”) and CLOVIS ONCOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware, USA, having offices at 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301 USA (“Clovis”).  3BP and Clovis are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Clovis is a biopharmaceutical company focused on acquiring, developing, and commercializing innovative anti-cancer agents;

WHEREAS, 3BP is a biotechnology company developing targeted radiopharmaceutical drugs and diagnostics for oncology indications with a high unmet medical need;

WHEREAS, 3BP has developed proprietary radionuclide conjugated substances and intellectual property covering those substances targeting fibroblast activation protein alpha (FAP);

WHEREAS, Clovis is interested in licensing from 3BP certain rights to the aforementioned substances and intellectual property in order to further develop those substances and manufacture and commercialize products that include those substances for certain territories, all in accordance with the terms and conditions set forth herein;

WHEREAS, 3BP is willing to grant Clovis the license described above;

WHEREAS, 3BP will retain the rights to the substances and intellectual property for certain territories and the right to further develop the substances and manufacture and commercialize products that include those substances in certain territories;

WHEREAS, Clovis is willing to grant 3BP the right to use the data and results arising from the development and manufacture activities conducted by Clovis, for the development, manufacture and commercialization activities of 3BP in its retained territories;

WHEREAS, both Parties’ development activities shall be coordinated in a joint global development plan as well as both Parties’ manufacture activities shall be coordinated in a joint manufacture plan and the Parties will establish joint bodies in order to coordinate their activities and foster the collaboration.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.         DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

1.1       “3BP Indemnitees” has the meaning set forth in Section 13.1.

1.2       “3BP Know-How” means (a) all Know-How that is Controlled by 3BP or its Affiliates as of the Effective Date or during the Term and are necessary or useful for the Development, Manufacture or Commercialization of a Product, and (b) any Development Data, Manufacturing Data, and Regulatory Documentation generated by or on behalf of 3BP and its Affiliates (including generated by contract research organizations or Contract Manufacturers).

1.3       “3BP Patents” means any Patent that is Controlled by 3BP or its Affiliates as of the Effective Date or during the Term that (a) Covers a FAP-Targeting Compound, and/or (b) is necessary or useful for the Development, Manufacture or Commercialization of a Product, including (i) the [***] and the [***], and (ii) Patents that Cover Sole Inventions solely owned by 3BP pursuant to Section 9.2(a). The 3BP Patents existing as of the Effective Date are listed on Exhibit 1.3.

1.4       “3BP Technology” means the 3BP Patents, 3BP Know-How, and 3BP’s interest in any Joint Patents.

1.5       “Acquiror” has the meaning set forth in Section 1.13.

1.6       “Affiliate” means, with respect to a Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of the definition in this Section 1.6, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such entity either by the ownership of at least fifty percent (50%) of the voting stock of such entity or the ability to otherwise control the management of the entity.

1.7       “Alliance Manager” has the meaning set forth in Section 2.3.

1.8       “Applicable Law” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, supranational, state, provincial, county, city or other political subdivision, domestic or foreign, which may be in effect from time to time and applicable to conduct under this Agreement.

1.9       “Applicable CoC Party” means, the Acquiror, Clovis or Clovis’ successor, whatever is applicable after the respective Change of Control transaction has occurred.

1.10     “Backup Candidates” means, as of the Effective Date, the FAP-Targeting Product identified on Exhibit 1.10, and/ or any other FAP-Targeting Product identified and agreed by the Parties during the Term pursuant to the process described in Section 3.1 as a candidate for further Pre-Clinical Development, either as a potential future replacement for a Lead Candidate or a potential future additional Lead Candidate.

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1.11     “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in either Denver, Colorado or Berlin, Germany are authorized or obligated by Applicable Law to close.

1.12     “Calendar Year” means any twelve (12) month period commencing on January 1.

1.13     “Change of Control” means a transaction in which a Party: (a) sells, conveys or otherwise disposes of all or substantially all of its property or business  (with the acquiror of the property or business being referred to as the “Acquiror”); or (b) (i) merges or consolidates with any other entity or person (other than a wholly-owned subsidiary of such Party); or (ii) effects any other transaction or series of transactions; in each case of clause (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving entity following the closing of such merger, consolidation, other transaction or series of transactions. Notwithstanding the foregoing subsection (b), a Change of Control will not include any transaction or series of related transactions principally conducted for bona fide equity financing purposes in which cash is received, or indebtedness is cancelled or converted, or a combination thereof occurs; provided such equity financing is made solely by non-strategic investors (including venture capitalist entities, investment banks, and their Affiliates) who are not in the business of Developing or Commercializing pharmaceutical or biological products.

1.14     “Change of Control Closing” means the completion of the Change of Control transaction.

1.15     “Claims” has the meaning set forth in Section 13.1.

1.16     “Clovis Indemnitees” has the meaning set forth in Section 13.2.

1.17     “Clovis Know-How” means (a) all Know-How that is Controlled by Clovis or its Affiliates as of the Effective Date or during the Term and are or were necessary or useful for the Development, Manufacture or Commercialization of a Product and (b) any Development Data, Manufacturing Data, Manufacturing Documentation and Regulatory Documentation generated by or on behalf of Clovis and its Affiliates (including generated by contract research organizations and Contract Manufacturers).

1.18     “Clovis Patents” means any Patent that is Controlled by Clovis or its Affiliates as of the Effective Date or during the Term that (a) Covers a FAP-Targeting Compound and/or (b) is or was necessary or useful for the Development, Manufacture or Commercialization of a Product, including Patents that Cover Sole Inventions solely owned by Clovis pursuant to Section 9.2(a).

1.19     “Clovis Technology” means the Clovis Patents, the Clovis Know-How, and Clovis’ interest in any Joint Patents.

1.20     “CMC Activities” means the chemistry, manufacturing and controls activities necessary or useful for generating the CMC Information required for Regulatory Approval of a Product, including Manufacture of commercial and/or clinical trial materials, process and method validation, and all other related activities that are necessary or useful to obtain or maintain Regulatory Approval of a Product.

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1.21     “CMC Information” means information related to the chemistry, manufacturing and controls of a Product required for approval to commence clinical studies and/ or Regulatory Approval of a Product, as specified by FDA or other applicable Regulatory Authority.

1.22     “Collaboration” has the meaning set forth in Section 2.1.

1.23     “Combination Product” has the meaning set forth in Section 1.78.

1.24     “Commercialize” means to promote, market, distribute, sell (and offer for sale or contract to sell), import, export, provide product support for a Product, and interacting with Regulatory Authorities regarding the foregoing, and includes post-approval commitments and pharmacovigilance. For clarity, “Commercializing” and “Commercialization” have a correlative meaning.

1.25     “Committee” means the JSC or any other committee established by the Parties pursuant to Section 2.1, as the case may be.

1.26     “Competing Product” means any therapeutic pharmaceutical product comprising a binding moiety that deliberately targets and primarily binds to FAP, and is or can be linked to an anticancer payload as its primary mechanism of action, other than a Product.

1.27     “Confidential Information” of a Party means all information of such Party that is disclosed to the other Party under this Agreement or of which the other Party otherwise obtains knowledge under or in connection with this Agreement, whether in oral, written, graphic, or electronic form.  The terms of this Agreement will be Confidential Information of each Party.

1.28     “Contract Manufacturer” means any Third Party engaged by a Party to Manufacture a Product (or any component of a Product).

1.29     “Controlled” means, with respect to any compound, material, Know-How or other Intellectual Property Right, that the applicable Party owns or has a license to such compound, material, Know-How or other Intellectual Property Right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such compound, material, Know-How or other Intellectual Property Right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

1.30     “Cover,” “Covered” or “Covering” means, with reference to a Patent, that the making, using, selling, offering for sale or importing of a composition of matter or practice of a method would infringe a Valid Claim of such Patent in the country in which such activity occurs.

1.31     “Current Good Manufacturing Practice” or “cGMP” means the then-current standards for the manufacture of pharmaceutical products officially published and interpreted by EMA, FDA and/ or other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Products.

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1.32     “Data Exclusivity” means, with respect to any country or other jurisdiction in the Licensed Territory, a market protection, granted by a Regulatory Authority in such country or other jurisdiction, during which Clovis, its Affiliates or Sublicensees have the exclusive right to Commercialize the Product in such country or other jurisdiction through a regulatory exclusivity right, including orphan drug designation.

1.33     “Develop” or “Development” means, with respect to a Product, all research, preclinical, clinical, and regulatory activities (e.g., preparation of regulatory applications), including synthesis of compounds, target validation activities (e.g., expression analysis), preparation and conduct of pre-clinical and clinical studies, test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, process development, pharmacokinetic studies, regulatory affairs, and drug safety surveillance activities, in each case prior to Regulatory Approval or thereafter, and obtaining Regulatory Approvals.

1.34     “Development Costs” means all costs incurred by or on behalf of either Party after the Effective Date that are reasonably and directly allocable to the Development of Products and/ or Backup Candidates pursuant to the Global Development Plan.  Development Costs will include but not be limited to FTE Costs, out-of-pocket costs actually incurred by each Party, costs of any Products and comparator drug supplied for use in clinical studies, ethics committee fees, investigator fees, investigator meeting costs, hospital fees and contract (including clinical) research organization's fees. Development Costs shall include FTE Costs relating to regulatory activities involving preparation, submission of documents related to, and review of clinical trials with any Regulatory Authority.

1.35     “Development Data” means all research data, preclinical data, pharmacology data, clinical data, and/or all regulatory documentation, information and submissions and communications pertaining to, or made in association with an IND, Marketing Authorization application and other marketing approval applications, Regulatory Approval or the like for the Products and/ or Backup Candidates, in each case that are generated in the conduct of activities conducted under the Global Development Plan or otherwise under this Agreement.

1.36     “Diligent Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, the reasonable, diligent, good faith efforts to accomplish such objective as a reasonable company would normally use to accomplish a similar objective under similar circumstances.  It is understood and agreed that with respect to the Development and Commercialization of a Product by either Party, such efforts will be substantially equivalent to those efforts and resources commonly used by a reasonable company for pharmaceutical products owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the Regulatory Authority involved, the profitability of the product including the amounts payable to licensors of Patent or other Intellectual Property Rights, alternative products and other relevant factors. Diligent Efforts will be determined on a market-by-market or country-by-country basis, and indication-by-indication basis, and it is anticipated that the level of efforts required will be different for different markets and indications and will change over time, reflecting changes in the status of the Product and markets involved.

1.37     “Distributor” means a Third Party that (a) purchases any Products in finished form from or at the direction of Clovis or any of its Affiliates or Sublicensees, and (b) has the

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right to Commercialize such Products in one or more regions, or has an option to do the foregoing. A Distributor will not be considered a Sublicensee hereunder. For the avoidance of doubt, any Third Party that actually requires a sublicense from Clovis under the 3BP Technology in order not to infringe the 3BP Technology by its activities, shall be deemed to be a Sublicensee even if it is designated as a Distributor.

1.38     “Dollars” or “$” means the lawful currency of the U.S.

1.39     “Due Diligence Data” has the meaning set forth in Section 12.2(i).

1.40     “Effective Date” has the meaning set forth in the first paragraph of this Agreement.

1.41     “EMA” means the European Medicines Agency or any successor entity.

1.42     “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto.

1.43     “Euros” or “€” means the lawful currency of the Eurozone.

1.44     “Executive Officers” means the Chief Executive Officer of Clovis and the Managing Director of 3BP (or their respective designees).

1.45     “External Patent Costs” means fees charged by any national or regional patent office and the reasonable costs of any external patent counsel engaged by a Party that are attributable to the filing, prosecution, maintenance and defense of a FAP Patent and are incurred by a Party pursuant to the terms of this Agreement.

1.46     “FAP” means a fibroblast activation protein.

1.47     “FAP Patents” means the 3BP Patents, Clovis Patents and Joint Patents.

1.48     “FAP-Targeting Compound” means a molecule identified using the 3BP Technology, [***].

1.49     “FAP-Targeting Product” means any molecule that comprises a FAP-Targeting Compound that is or can be labeled with a radioactive isotope for use as a therapeutic, diagnostic or theranostic radiopharmaceutical, and which the Parties Develop pursuant to the Collaboration. [***].

1.50     “FDA” means the United States Food and Drug Administration or any successor entity.

1.51     “First Commercial Sale” means, with respect to a Product in a particular country, the first commercial sale of such Product by a Selling Party to an unaffiliated Third Party in such country after all necessary Regulatory Approvals have been obtained in such country.

1.52     “FTE” means a full time equivalent of work devoted to or in support of the Development or Manufacture of the Product in accordance with the Global Development Plan

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or pursuant to this Agreement, which is carried out by one or more qualified scientific or technical employees or contract personnel of a Party or its Affiliates, as measured in accordance with such Party’s normal time allocation practices.  For the avoidance of doubt, employees who work fewer than such full time equivalent of work (whether via working a partial year or part-time) are included in an FTE, provided their hours are combined to complete one FTE. By way of example, but not limitation, if the full time equivalent of work is [***] ([***]) hours, an employee working [***] ([***]) hours in a given Calendar Year would be combined with an employee working [***] ([***]) hours in the same Calendar Year to form one FTE.  Similarly, in such example, any employee can be allocated at a percentage of time equaling less than one hundred percent (100%) of their work in a Calendar Year; provided that FTEs are calculated in [***] ([***]) hour increments.

1.53     “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.54     “FTE Rate” means the rate set forth in Exhibit 1.54 per Calendar Year (pro-rated (a) for the period beginning on the Effective Date and ending at the end of the first Calendar Year and (b) for the period beginning on the beginning of a Calendar Year and ending at the end of the Pre-Clinical Program Term).  The FTE Rate is “fully burdened” and will cover employee salaries and such facilities and equipment and other materials and services including ordinary laboratory and manufacturing consumables procured from distributors of relevant products as they may use.

1.55     “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.56     “Generic Product” means, on a country-by-country and Therapeutic Product-by-Therapeutic Product basis, any pharmaceutical product that (a) is sold by a Third Party that is not an Affiliate or  Sublicensee of Clovis under a Regulatory Approval granted by a Regulatory Authority to such Third Party, (b) contains the identical or substantially similar (as determined by the applicable Regulatory Authority) active ingredient(s) as the approved Therapeutic Product, and (c) is labeled, advertised, marketed, promoted or intended for use in such country for an Indication that is also an Indication for which the Therapeutic Product is labeled, advertised, marketed, promoted or intended for use in such country.

1.57     “Global Development Plan” has the meaning set forth in Section 3.2(a).

1.58     “Imaging Agent” means a Lead Candidate containing a diagnostic radioisotope, including a positron and/ or gamma-ray emitting radioisotope, which has been selected for Development, Manufacture and Commercialization by the Parties under the terms of this Agreement for in vivo diagnostic imaging purposes, and for the avoidance of doubt, not as a therapy for one or more Indications.

1.59     “IND” means any investigational new drug application filed with the FDA for authorization to commence clinical studies, and any comparable filings with any Regulatory Authority in any other jurisdiction.

1.60     “IND Acceptance” means the date upon which the first IND filing for the Lead Candidate becomes effective in accordance with FDA regulations.

1.61     “Indemnified Party” has the meaning set forth in Section 13.3.

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1.62     “Indemnifying Party” has the meaning set forth in Section 13.3.

1.63     “Indication” means a discrete clinically recognized form of a disease or any precursor condition thereof defined histologically or biologically.  For the avoidance of doubt, the treatment or prevention of separate varieties of the same disease or precursor condition will not be a separate Indication, the treatment or prevention of different stages of the same disease or precursor condition (e.g., lines of therapy) will not be a separate Indication, and the treatment or prevention of the same disease or medical condition in a different population will not be a separate Indication (e.g., adult and pediatric).

1.64     “Intellectual Property Right” or “IPR” means all now known or hereafter existing (a) rights associated with works of authorship throughout the world, including exclusive exploitation rights, copyrights, moral rights and mask works, (b) internet domain name, trademark, trade dress, and trade name and similar rights, (c) trade secret rights, (d) Patents, designs, algorithms and other industrial property rights, (e) other intellectual and industrial property and proprietary rights of every kind and nature throughout the world, arising by operation of law, and (f) all registrations, applications, renewals, extensions, combinations, divisions or reissues of the foregoing.

1.65     “Joint Inventions” has the meaning set forth in Section 9.2(a).

1.66     “Joint Patents” means a Patent that Covers a Joint Invention.

1.67     “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2(a).

1.68     “Know-How” means all confidential and proprietary: commercial, technical, scientific and other information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, inventions, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patented or patentable, in written, electronic or any other form now known or hereafter developed.

1.69     “Lead Candidate” means, as of the Effective Date, the FAP-Targeting Product identified on Exhibit 1.69, and/ or any other FAP-Targeting Product identified and agreed by the Parties pursuant to the process described in Section 3.1. For the avoidance of doubt, the Parties may identify more than one Lead Candidate.

1.70     “Licensed Territory” means all countries in the world other than those in the Retained Territory.

1.71     “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, storing and holding of Products or any intermediate thereof, sourcing of any raw materials or packaging materials with respect to manufacture of Products, qualification and validation, equipment and facility qualification and validation, commercial manufacture, stability and release testing, quality assurance and quality control.  For clarity, “Manufacture” and “Manufactured” have correlative meanings.

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1.72     “Manufacturing Data” means any and all data, documentation, information and submissions and communications pertaining to, or made in association with any CMC Activities and/ or Manufacture of the Products and/ or Backup Candidates (e.g., master batch records, batch records, in-process controls records, drug master file, Manufacturing process descriptions, release documents, release specifications, release data, process control data, CMC submission documents and communication with Regulatory Authorities relating thereto), including all CMC Information, in each case that are generated in the conduct of activities conducted under the Global Development Plan or otherwise under this Agreement.

1.73     “Manufacturing Documentation” means any and all records and other documentation and documents which contain Manufacturing Data or are necessary or useful to assume or conduct Manufacture of the Products and/ or Backup Candidates.

1.74     “Manufacturing Plan” has the meaning set forth in Section 6.2.

1.75     “Marketing Authorization” means approval of an NDA by the FDA or approval of any corresponding foreign application by the relevant Regulatory Authority in the Licensed Territory.

1.76     “NDA” means a New Drug Application or Supplemental New Drug Application filed with the FDA (including amendments and supplements thereto).

1.77     “Necessary” means, in relation to Patents, [***]. “Necessity” shall have a correlative meaning.

1.78     “Net Sales” means the gross amount invoiced by or on behalf of Clovis, its Affiliates and their respective Sublicensees (each, a “Selling Party”) for sales of Product to unaffiliated Third Parties, less the following deductions if and to the extent they are included in the invoiced gross price of the Product or otherwise directly incurred by the Selling Party with respect to such sales:

(a)        reasonable credits or allowances, if any, on account of price adjustments, recalls, rejection or return of Product previously sold;

(b)       import taxes, export taxes, excises, sales taxes, value added taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) but only to the extent included in the invoiced sales price;

(c)        rebates, trade, quantity and cash discounts;

(d)       charges included in the gross sales price for freight, insurance, transportation, postage, handling and any other charges relating to the sale, transportation, delivery or return of Product to/from (as applicable) non-Selling Parties; and

(e)        any mandatory discounts, rebates or other payments required by Applicable Law, including any governmental medical assistance programs,

all as determined from the books and records of the Selling Party, maintained in accordance with GAAP or IFRS (as applicable).

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Product will be considered “sold” when a sale by a Selling Party is recognized in accordance with revenue recognition policies mandated by GAAP or IFRS (as applicable).

Nothing herein will prevent a Selling Party from selling, distributing or invoicing Product at a discounted price for shipments to Third Parties in connection with clinical studies, compassionate sales, or an indigent program or similar bona fide arrangements in which the Selling Party agrees to forego a normal profit margin for good faith business reasons.

Sale or transfer of Product between any of the Selling Parties will not result in any Net Sales, and Net Sales instead will be based on subsequent sales or distribution to a non-Selling Party, unless such Product is consumed by a Selling Party. Sales to Distributors will be treated identically to any other sales to Third Parties.

To the extent that any Selling Party receives consideration other than or in addition to cash upon the sale or distribution of Product, Net Sales will include the fair market value of such additional consideration.

In the event the Product is sold in a finished dosage form containing the Product in combination with one or more other active ingredients (a “Combination Product”), the Net Sales of the Product, for the purposes of this Agreement, will be determined by multiplying the Net Sales (as defined above) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form.  If such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments will be agreed by the Parties in good faith based on the relative value contributed by each component.

1.79     [***]

1.80     “Patent” means all: (a) unexpired patents (including inventor’s certificates), including any substitution, extension, registration, confirmation, reissue, re-examination, supplementary protection certificates, utility models, petty patents, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for patents; and (c) any international counterparts to (a) and (b) above.

1.81     “Patent Challenge” means any proceeding brought by a Third Party that challenges the validity or enforceability of any Patent, including a Patent Opposition, any other opposition, action for declaratory judgment, nullity action, interference or other similar attack.

1.82     “Patent Opposition” means, with respect to a Patent in a particular jurisdiction, a proceeding brought by a Third Party before a patent administrative body (such as the European Patent Office in the EU or the Patent Trial and Appeal Board in the U.S.) that has authority over such Patent, which is initiated within the first year after the Patent is granted and that challenges the validity of the Patent.

1.83     “Phase 1 Study” means a clinical study in humans, the principal purpose of which is a preliminary determination of the safety of the Therapeutic Product in healthy individuals or subjects, as further described in 21 CFR § 312.21(a) (as may be amended), or a similar clinical study in a country other than the U.S.

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1.84     “Phase 2 Study” means a clinical study in humans, the principal purpose of which is a determination of safety and efficacy of the Therapeutic Product in subjects with the disease or condition under study, as further described in 21 CFR. § 312.21(b) (as may be amended), or a similar clinical study in a country other than the U.S.

1.85     “Phase 3 Study” means a clinical study in humans evaluating or confirming the safety and efficacy of the Therapeutic Product that is prospectively designed, statistically powered and conducted to provide an adequate basis for obtaining regular regulatory approval to market the Therapeutic Product for the treatment of patients with the disease or condition under study, as further described in 21 CFR § 312.21(c) (as may be amended), or a similar clinical study in a country other than the U.S.

1.86     “Pre-Clinical Development” means those Development activities performed prior to the filing of an IND.

1.87     “Pre-Clinical Program Term” means the period from the Effective Date until first IND Acceptance.

1.88     “Product” means one or more Imaging Agents, one or more Therapeutic Products, or both forms as the context may require. For the avoidance of doubt, the use of the term ‘Product’ in this Agreement does not preclude that more than one Product is Developed, Manufactured and/ or Commercialized under this Agreement and each Imaging Agent and/ or Therapeutic Product which includes a different FAP-Targeting Product or a different radioisotope shall be considered a separate ‘Product’ for the purposes of this Agreement.

1.89     “Product Infringement” has the meaning set forth in Section 9.6(a).

1.90     “Product Marks” has the meaning set forth in Section 5.3.

1.91     “Quality Agreement” has the meaning set forth in Section 6.1.

1.92     “Regulatory Approval” means, with respect to a country or supra-national territory, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a product in such country or some or all of such supra-national territory, including Marketing Authorizations.

1.93     “Regulatory Authority” means any national, multi-national, supranational, federal, state, local, municipal, provincial or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal) as well as any ethics committees/ IRBs.

1.94     “Regulatory Documentation” means regulatory applications, submissions, notifications, registrations, Regulatory Approvals, or other approvals granted by, and/or filings made to or written communication with a Regulatory Authority that are necessary or useful to Develop, Manufacture, market, sell or otherwise Commercialize a Product in a country or regulatory jurisdiction.

1.95     “Retained Territory” means (a) all countries within the geographical area of Europe, which ends in the west at the Atlantic ocean and in the east at the border to the Republic of Turkey, (e.g., the EU, the United Kingdom (in the event it is no longer a member of the EU),

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Norway, Switzerland, Island, Liechtenstein), (b) the Russian Federation, (c) the Republic of Turkey, and (d) the State of Israel, in each case (a) to (d) including its territories and possessions.

1.96     “Retained Territory Additional Studies” has the meaning set forth in Section 3.3(a).

1.97     “Retained Territory-Specific Study Elements” has the meaning set forth in Section 3.3(b).

1.98     “Royalty Term” means, on a country-by-country basis, the period commencing on the First Commercial Sale of a Product in a country in the Licensed Territory by Clovis, its Affiliates or Sublicensees and expiring on the later of: (a) [***] ([***]) years following such date in such country; or (b) the later of expiration of (i) the last Valid Claim of any 3BP Patent, and (ii) Data Exclusivity relating to the Product.

1.99     “Safety Data Exchange Agreement” has the meaning set forth in Section 4.6.

1.100   “Selling Party” has the meaning set forth in Section 1.78.

1.101   “Sole Inventions” has the meaning set forth in Section 9.2(a).

1.102   [***]

1.103   [***]

1.104   “Study Initiation” means the first visit of the first patient enrolled in a given clinical study during which the Therapeutic Product is administered in accordance with the protocol.

1.105   “Sublicense” has the meaning set forth in Section 7.1(c).

1.106   “Sublicensee” means any Third Party that is granted a Sublicense, either directly by Clovis or its Affiliates or indirectly by any other Sublicensee hereunder; provided, however, that the term “Sublicensee” does not include Distributors.

1.107   “Sublicense Revenue” means license fees, upfront fees, access fees, option fees, milestone payments (only amounts tied to events not defined as Milestone Events or in excess of Milestone Payments hereunder) and any other consideration (including non-monetary consideration as valued at the fair market value cash equivalent) paid to, or otherwise received by, Clovis or any of its Affiliates from a Sublicensee in consideration for the grant of a Sublicense; [***]. For the avoidance of doubt, in contrast to (ii) above, royalties measured on Net Sales of Imaging Agents by a Sublicensee as a Selling Party that are payable to Clovis or its Affiliates under a Sublicense are included in the definition of Sublicense Revenues.

1.108   “Supply Agreement” has the meaning set forth in Section 6.1.

1.109   “Term” has the meaning set forth in Section 11.1.

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1.110   “Therapeutic Product” means a Lead Candidate containing a therapeutic radioisotope, including an electron and/ or alpha-particle emitting radioisotope, which has been selected for Development, Manufacture and Commercialization by the Parties under the terms of this Agreement as a therapy for one or more Indications.

1.111   “Third Party” means any person or entity other than: (a) 3BP; (b) Clovis; or (c) an Affiliate of either Party.

1.112   “Transfer Price” means (i) the fully-burdened cost charged by a Contract Manufacturer of Clovis to Clovis or its Affiliates for the Manufacture and supply to Clovis or its Affiliates of a Product (or component thereof), plus [***] percent ([***]%), or (ii) in the event of Manufacture of the Product by Clovis or its Affiliates, the internal, arm’s length transfer price charged between Clovis and its Affiliates for supply from Clovis to its Affiliate (or vice versa) or if no transfer between Clovis and its Affiliates is made, a price that would be charged if such internal transfer was made.

1.113   “U.S.” means the United States of America, including all possessions and territories thereof.

1.114   “Valid Claim” means any claim of (a) any issued and unexpired patent that has not been (i) revoked or held unenforceable, unpatentable or invalid by a government authority or court of competent jurisdiction in a decision that is not appealable or that has not been appealed within the time allowed for appeal or (ii) abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) any patent application that has not been (i) cancelled, withdrawn or abandoned without being refiled in another application in the applicable jurisdiction or (ii) finally rejected by an administrative agency or government authority or court of competent jurisdiction in a decision that is not appealable or that has not been appealed within the time allowed for appeal.

2.         SUBJECT-MATTER; GOVERNANCE

2.1       Subject-Matter; Overview.  Subject-matter of this Agreement is the grant of rights by 3BP to Clovis to Develop and Manufacture Products in or for and Commercialize Products in the Licensed Territory and the collaboration with respect to the Development, Manufacture and Commercialization of Products globally, with 3BP retaining rights to Develop and Manufacture the Products in or for and Commercialize the Products in the Retained Territory (the “Collaboration”). The Parties will establish a Joint Steering Committee as described in this Article 2 and may from time-to-time establish other committees or sub-committees to report to the Joint Steering Committee to effectively implement the Collaboration as jointly agreed by the Parties.

2.2       Joint Steering Committee.

(a)        Establishment.  Within thirty (30) days after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to monitor, coordinate, and oversee the Development and Manufacture of Products under this Agreement.  The JSC membership and procedures are further described in Section 2.4.

(b)       Specific Responsibilities of the JSC. The JSC will in particular, in accordance with the decision-making principles set forth in Section 2.5:

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(i)         provide a forum for and facilitate communications between the Parties with respect to the Development and Manufacture of the Products, including any additional Indications proposed by either Party to be pursued;

(ii)       coordinate the activities of the Parties under and oversee the implementation of the Global Development Plan agreed to by the Parties;

(iii)      approve the selection of one or more Lead Candidates and one or more Backup Candidates and the designation of any Backup Candidate as a new Lead Candidate for continued Development, the de-ranking of a Lead Candidate to a Backup Candidate or the complete abandonment of a Lead Candidate or Backup Candidate;

(iv)       review and approve annual and interim updates to the Global Development Plan;

(v)        review and approve the Manufacturing Plan and any annual or interim updates and proposed amendments thereto;

(vi)       review and approve the budget for Development Costs associated with Pre-Clinical Development to be performed by Third Party subcontractors and the scope of work assigned to such Third Parties;

(vii)     review Development Data generated in the conduct of activities under the Global Development Plan as it becomes available, and establish plans for the periodic sharing of Development Data between the Parties;

(viii)    monitor and coordinate all regulatory actions, communications and submissions for Products under the Global Development Plan;

(ix)       establish a process for considering compassionate use proposals and investigator initiated research involving the Products;

(x)        discuss and agree upon the details of the Development by the Parties of an Imaging Agent;

(xi)       establish other Committees delegated to carry out specific tasks assigned to them by the JSC within the scope of the JSC’s authorities;

(xii)     attempt to resolve issues presented to it by, and disputes within, the other Committees in accordance with Section 2.5; and

(xiii)    perform such other duties as are expressly assigned to the JSC in this Agreement and perform such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by written agreement of the Parties.

2.3       Alliance Manager.  Within thirty (30) after the Effective Date, each Party will appoint and notify the other Party of the identity of a representative to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties for providing each Party with information on the progress of each Party’s Development and business-related activities under this Agreement. The Alliance Managers will also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between

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the Parties. The Alliance Managers (or their designees for a particular meeting) will attend all JSC meetings, have the right to attend all other Committee meetings, and support the co-chairpersons of each Committee in the discharge of their responsibilities. An Alliance Manager may also bring any matter in relation to the Development or Manufacture to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

2.4       General Committee Membership and Procedures.

(a)        Membership.  Each of Clovis and 3BP will designate representatives to serve as members of each Committee, and each representative may serve on more than one Committee as appropriate. Each Party will have an equal number of representatives on each Committee.  Each Party may replace its Committee representatives at any time upon written notice to the other Party. Each Committee will have co-chairpersons. Clovis and 3BP will each select from their representatives a co-chairperson for each of the Committees, and each Party may change its designated co-chairpersons from time to time upon written notice to the other Party. The co-chairpersons of each Committee will be responsible for calling meetings and preparing and circulating meeting agendas and minutes, but the co-chairpersons will have no additional powers or rights beyond those held by other Committee members.

(b)       Meetings.  Each Committee will hold meetings at such times as it elects to do so, provided that unless the Parties otherwise agree in writing to a different frequency for such meetings, the JSC will meet at least [***] ([***]) times each Calendar Year. Either Party may also call a special meeting of a Committee (by videoconference or teleconference) by written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting. Unless a significant matter requires more urgent consideration by a Committee, the Party calling for a special meeting will provide the applicable Committee no later than [***] ([***]) Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision at such meeting.  No later than [***] ([***]) Business Days prior to any Committee meeting, the co-chairpersons of such Committee will prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting.  Each Committee may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in its meetings; provided that such non-member participants will have no voting authority at such meetings and may be excluded by either Party if there is an actual or potential conflict of interest. Each Committee may meet in person, by videoconference or by teleconference; provided, however, that at least one (1) meeting of each Committee per Calendar Year will be in person unless the Parties mutually agree in writing to waive such requirement. In-person Committee meetings will be held alternately in Boulder, Colorado or Bay Area, California and Berlin, Germany, or such other location as may be mutually agreed by the Parties. Each Party will bear the expense of its respective Committee members’ participation in Committee meetings. Committee meetings will be effective only if at least one (1) representative of each Party is present or participating in such meeting. The co-chairpersons of a Committee will be responsible for preparing reasonably detailed written minutes of all meetings of such Committee that reflect all material decisions made at such meetings. The co-chairpersons will send draft meeting minutes to each member of such Committee for review and approval promptly after each Committee meeting. Such minutes will

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be deemed approved unless one or more members of such Committee objects to the accuracy of such minutes within [***] ([***]) days of receipt by such member.

2.5       Decision Making.

(a)        Within JSC and Operating Committees.  All decisions within the JSC or any other Committee will be made by consensus, with each Party having collectively one (1) vote. If a dispute arises which cannot be resolved within any Committee other than the JSC, the representatives of either Party may cause such dispute to be referred to the JSC for resolution. If after reasonable discussion and good faith consideration of the other Party’s views on a particular matter before the JSC, including any disputes referred to the JSC by another Committee, the JSC is still unable to reach a unanimous decision on such matter for a period of [***] ([***]) days from referral to the JSC (if referred by a Committee) or start of discussions within the JSC (if originally within the JSC), then either Party may upon notice to the other Party cause such dispute to be referred to the Executive Officers of the Parties for resolution as provided in Section 2.5(b) below.

(b)       Executive Officers.  Upon being referred a disputed matter from the JSC under Section 2.5(a), the Executive Officers of each Party will consider such matter and discuss it in good faith within [***] ([***]) days after notice of such matter is received, including at least one (1) in person meeting of the Executive Officers within [***] ([***]) days after such notice is received, unless the Executive Officers agree in writing to waive such requirement. If the Executive Officers are not able to resolve such disputed matter within the afore [***] ([***]) days and either Party wishes to pursue the matter, then:

(i)         Clovis will have the right to decide such dispute if such matter relates to: [***] and

(ii)       3BP will have the right to decide such dispute if such matter relates to: [***]

(c)        Exceptions. Neither Party will be permitted to use its final decision-making authority to impose any obligations or costs on the other Party.

(d)       Limitations of Committee Authority.  Each Committee will have solely the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement or as otherwise agreed to by the Parties in writing. A Committee will not have any power to amend, modify, or waive compliance with the terms of this Agreement. It is expressly understood and agreed that the control of decision-making authority by 3BP or Clovis, as applicable, pursuant to this Section 2.5, so as to resolve a disagreement or deadlock on a Committee or between the Executive Officers for any matter will not authorize either Party to unilaterally modify or amend, or waive its own compliance with, the terms of this Agreement.

(e)        Good Faith.  In conducting themselves on Committees, and in exercising their rights under this Section 2.5, all representatives of both Parties will use reasonable efforts to consider, reasonably and in good faith, all input received from the other Party, and to reach consensus on all matters before them. Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates will be required to take, or will be penalized for not taking, any action that is not in compliance with such Party’s general ethical business practices and policies to the extent reasonable and as can be demonstrated or

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that such Party reasonably believes and demonstrates is not in compliance with Applicable Laws.

2.6       Discontinuation of a Committee.

(a)        Each Committee, including the JSC, will continue to exist until the Parties mutually agreeing to disband the Committee.

(b)       Once the JSC or any other Committee is disbanded in accordance with Section 2.6(a), such Committee will have no further obligations under this Agreement and, thereafter, the Alliance Managers will be the contact persons for the exchange of information under this Agreement, and decisions of such Committee will be decisions of the responsible Party as specified in this Agreement, subject to any other terms of this Agreement.

2.7       Compliance with Law.  Each Party and its Affiliates will comply in all material respects with all Applicable Laws in the Development, Manufacture, and Commercialization of Products performed under this Agreement.

3.         DEVELOPMENT OF PRODUCTS

3.1       General. The Parties agree that this Agreement covers the Development of one or more Lead Candidates and, if so decided, one or more Backup Candidates, all in accordance with the Global Development Plan, including Pre-Clinical Development by 3BP of the Lead Candidate set forth in Exhibit 1.69, Development by Clovis of a Lead Candidate as a Therapeutic Product and/ or an Imaging Agent and, subject to Section 3.6 below, if so decided by 3BP, the Development by 3BP of a Lead Candidate as an Imaging Agent.  Either Party may recommend that a Backup Candidate should be designated as a replacement or additional Lead Candidate, in which case, such Party will provide the JSC with any data or publications supporting any such proposal.  A Backup Candidate will become a replacement or additional Lead Candidate only with the approval of the JSC and is subject to appropriate amendments to the Global Development Plan necessary for the Development of such Backup Candidate as a replacement or additional Lead Candidate and, upon such approval by the JSC and corresponding amendment of the Global Development Plan, the Backup Candidate shall no longer be a Backup Candidate but will solely be a Lead Candidate. Clovis will be solely responsible for determining what Development activities are necessary to support Regulatory Approval for a Product in the Licensed Territory. 3BP acknowledges that Clovis’ proposed clinical Development program will be primarily focused on obtaining Development Data that is sufficient to support Regulatory Approval of Products in the Licensed Territory. While 3BP will be entitled to use such Development Data to seek, at 3BP’s discretion, Regulatory Approval for Products in the Retained Territory, 3BP will be solely responsible for determining what additional Development activities (that is, in addition to those undertaken by Clovis) may be necessary to support Regulatory Approval for each Product in the Retained Territory. Unless otherwise specified in the Global Development Plan or under this Agreement, each Party will be responsible and have the final decision-making authority and financial responsibility for all Development activities it conducts pursuant to this Agreement.

3.2       Global Development Plan; Other Development Aspects.

(a)        Global Development Plan. The Development of Products under this Agreement will be conducted pursuant to a written development plan (the “Global Development Plan”). The Global Development Plan will set forth the specific activities

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(research, pre-clinical, non-clinical, and clinical) to be conducted by each Party and the estimated timeline for Development (inclusive of Pre-Clinical Development activities) of each Lead Candidate, Therapeutic Product, Backup Candidate (including components thereof), and Imaging Agent, as the case may be, to obtain Development Data that the Parties intend will be useful, by both Parties, to obtain Regulatory Approvals of the Products by Regulatory Authorities in the Licensed Territory and Retained Territory. The Global Development Plan will also specify the plans and estimated timeline for preparing the necessary Regulatory Documentation for obtaining Regulatory Approval in such territories, subject to Section 4.1. The initial version of the Global Development Plan is attached as Exhibit 3.2(a) to be amended from time to time upon agreement of the Parties through the JSC.

(b)       Pre-Clinical Development. During the Pre-Clinical Program Term, 3BP will conduct the Pre-Clinical Development activities assigned to 3BP in the Global Development Plan for the Lead Candidate set forth in Exhibit 1.69 and other Lead Candidates as agreed in accordance with the process in Sections 2.2(b), 2.5(b), 2.5(c) and 3.1 (and any Backup Candidates, as applicable) in accordance with the timelines stated therein. 3BP may utilize Third Party subcontractors to perform certain of its Pre-Clinical Development activities, in connection with which the Parties will prepare for approval by the JSC a budget for the Development Costs anticipated to be incurred by 3BP through its Third Party subcontractors. In support of 3BP’s Pre-Clinical Development activities, Clovis agrees to pay 3BP in accordance with the terms of Section 8.2 the FTE Costs for up to [***] ([***]) FTEs of 3BP who are devoted to conducting such work and agrees to pay in accordance with the terms of Section 8.3(a) the costs of any Third Party subcontractor engaged by 3BP in the Pre-Clinical Development activities, provided such subcontractor is expressly mentioned in the Global Development Plan and such costs are incurred in accordance the above-mentioned budget approved by the JSC.

(c)        Clinical Studies. Each clinical study to be conducted by either Party to generate Development Data to support Regulatory Approvals for the Products will be described in the Global Development Plan. Unless otherwise agreed by the Parties pursuant to the Global Development Plan and subject to Section 3.3, Clovis will be the sponsor of all clinical studies and will be solely responsible for all clinical Development activities, including all activities to support Regulatory Approval for the Product in the Licensed Territory. If a Party (including through its Affiliates or sublicensees) intends to sponsor and conduct one or more additional human clinical studies (beyond what is then included in the Global Development Plan) for Development of a Product, either in an Indication already covered by the Global Development Plan or in a new Indication, such Party will notify the other of such proposed studies and provide the other Party of any data or publications supporting any such proposal.  In such event, the JSC will consider such proposal and evaluate the supporting data and information in good faith, and subject to JSC’s approval of the proposal, the Global Development Plan will be amended to include such additional study or studies.  A clinical study may include trial sites in the other Party’s territory; provided that the inclusion of such sites was approved by the JSC at the time such study was incorporated into the Global Development Plan or is subsequently approved by the JSC through an amendment to the Global Development Plan.

(d)       Development Costs.  Unless otherwise agreed by the Parties in writing, in particular if the Parties agree in writing to share Development Costs, (i) Clovis will be responsible for: (A) all Development Costs incurred by either Party for Development activities conducted pursuant to the Global Development Plan, including costs of clinical studies for which Clovis is the sponsor, but excluding all Development Costs for which 3BP is responsible

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pursuant to (ii) below; and (B) the FTE Costs and Third Party subcontractor costs for which Clovis is responsible pursuant to Section 3.2(b) above, and (ii) 3BP will be solely responsible for (A) all such Development Costs incurred by or on behalf of 3BP for Pre-Clinical Development conducted by 3BP pursuant to the Global Development Plan (subject to the payment/ reimbursement set forth in Section 3.2(b) and Section 8.2); (B) all Development Costs arising from Retained Territory Additional Studies and Development Costs associated with Retained Territory-Specific Study Elements, as described in more detail in Section 3.3; and (C) any Development Costs for which 3BP agrees to be responsible pursuant to the Global Development Plan with respect to the Development of an Imaging Agent pursuant to Section 3.6.

(e)        Status Reports. Each Party will provide the other Party and the JSC with regular written reports setting forth its Development activities under the Global Development Plan and the status and outcome of such activities, including an overview of results of such activities, at each regularly scheduled JSC meeting.

(f)        Amendments to Global Development Plan. Beginning with the first full Calendar Year following the Effective Date, on an annual basis (no later than June 30th), or more often as the JSC deems appropriate, the JSC will review, approve, and, as required, prepare an update and amendment to the Global Development Plan.  Each such updated and amended Global Development Plan will reflect, among others, any changes, additions, re-prioritization of studies and/or Indications within, and/or reallocation of resources with respect to, the Development of the Products.  Once approved by the JSC, an amended Global Development Plan will become effective and supersede the previous Global Development Plan as of the date of such approval.

3.3       Retained Territory Additional Studies and Retained Territory-Specific Study Elements.

(a)        3BP will be solely responsible for seeking Regulatory Approval for Products in the Retained Territory at its sole discretion. If 3BP elects to seek Regulatory Approval of any Product in the Retained Territory, 3BP may use all Development Data generated by or on behalf Clovis, its Affiliates or Sublicensees in 3BP’s Development activities, including in support of Regulatory Approvals (if any) pursued by 3BP in the Retained Territory, such that any clinical Development conducted by 3BP can or may be limited to that which relates solely to those elements of Development that are required additionally and specifically in order to support Regulatory Approval for a Product in the Retained Territory. If 3BP determines, in its sole discretion that unique data is necessary to support Regulatory Approval for any Product in the Retained Territory, 3BP will be the sponsor of those clinical studies that are conducted to obtain data which is solely and specifically necessary to support such Regulatory Approval in the Retained Territory (that is, which data is not necessary to support Regulatory Approval in the Licensed Territory) and which data is not obtained under the clinical studies conducted by or on behalf of Clovis (the “Retained Territory Additional Studies”). A Retained Territory Additional Study may be conducted at sites within the Licensed Territory if such study is agreed by the Parties to be included within the Global Development Plan; otherwise, 3BP is free to sponsor and conduct a Retained Territory Additional Study solely within the Retained Territory.

(b)       Notwithstanding Section 3.3(a) above, 3BP will have the right to request that the study design of a clinical study sponsored by Clovis for a Product pursuant to Section 3.2(c) include elements intended to generate Development Data solely necessary and

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specific to supporting Development activities of 3BP and/ or Regulatory Approval of such Product in the Retained Territory (“Retained Territory-Specific Study Elements”). In such event, Clovis will reasonably consider the request and generate an estimate of the Development Costs associated with the Retained Territory-Specific Study Elements. If 3BP agrees to be responsible for the associated Development Costs and Clovis agrees, which agreement shall not be unreasonably withheld, to revise its study design to include the requested protocol elements, then the study design will be revised and captured in the Global Development Plan accordingly.

3.4       Development Diligence; Standards of Conduct.  Each Party will use Diligent Efforts to Develop the Lead Candidates and carry out the activities assigned to it under the Global Development Plan, provided that 3BP is under no obligation to conduct Retained Territory Additional Studies and/ or request the inclusion of Retained Territory-Specific Study Elements. The Parties acknowledge and agree that the Global Development Plan or any other Development activities may consist of consecutive phases or stages and that the determination that the outcome of any given phase or stage is successful may be required or commercially reasonable prior to moving to the subsequent phase or stage.

3.5       Development Records.  Each Party will (and will cause its Affiliates and sublicensees to) maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it or on its behalf (including by Affiliates and sublicensees) under the Global Development Plan.  Such records, including any electronic files where such information may also be contained, will accurately reflect all work done and results achieved in the performance of the Global Development Plan in sufficient detail and in good scientific manner appropriate for Patent and regulatory purposes.  Each Party will have the right to review and receive a copy of such records (including a copy of the databases) maintained by the other Party (including its Affiliates and sublicensees) at reasonable times, but no less than [***] in any one Calendar Year, and to obtain access to source documents to the extent needed for Patent or regulatory purposes, for other legal proceedings or to exercise any rights granted to a Party under this Agreement, including the right of use of Development Data.  The Parties may agree to set up an electronic data room in order to manage the exchange of information in a secure manner.

3.6       Imaging Agent.  The Parties acknowledge that the Development of a specific Imaging Agent may be beneficial or required from a commercial perspective. 3BP will prepare a concept regarding the Development of such an Imaging Agent for discussion by the JSC. If agreed by the Parties, the Global Development Plan may be amended to incorporate the agreed plan for Development of such Imaging Agent and describe each Party’s responsibilities with respect to the Development and Manufacture of the agreed Imaging Agent, including responsibility for the Development Costs associated therewith.

3.7       Subcontracts.  Each Party may perform any of its obligations under this Agreement through one or more subcontractors and consultants and will provide information in that regard to the JSC, provided that: (a) such Party remains responsible for the work allocated to, and payment to, such subcontractors and consultants as it selects to the same extent it would if it had done such work itself; (b) the subcontractors and consultants undertake in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties pursuant to Article 10 hereof; (c) subject to Sections 6.4(c)(ii) and 6.5(e), the subcontractors and consultants execute an agreement requiring the assignment of all Intellectual Property Rights relating to the Product and/ or Backup Candidates developed in the course of performing any such work to the Party

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retaining such subcontractors or consultants; and (d) any subcontracting by a Party shall not diminish or limit the rights of the other Party set forth in this Agreement with respect to the use of Development Data, Regulatory Documentation, Manufacturing Data and Manufacturing Documentation generated on behalf of a Party by a Third Party subcontractor or consultant.

3.8       Personnel.  All employees, representatives and agents of each Party and its Affiliates conducting activities under this Agreement will, prior to commencing any such activities, have executed an agreement requiring the assignment of any work-related inventions and related Intellectual Property Rights to the Party by whom they are employed or for whom they are providing services (or its designated Affiliate).  The Parties acknowledge and agree that this Agreement will be deemed to be a joint research agreement under 35 U.S.C. §102(c).

4.         REGULATORY MATTERS

4.1       Responsible Regulatory Party.  Unless to the extent otherwise provided in the Global Development Plan and subject to Section 2.5, (a) Clovis will be solely responsible and have the final authority with respect to regulatory activities to obtain Regulatory Approval for Products in the Licensed Territory and (b) 3BP will be solely responsible and have the final authority with respect to all regulatory activities to obtain Regulatory Approval for Products in the Retained Territory. [***].

4.2       Ownership of Regulatory Dossier.  Clovis will own all Regulatory Documentation for the Products in the Licensed Territory and 3BP will own all Regulatory Documentation for the Products in the Retained Territory, for all Indications.

4.3       Regulatory Rights and Responsibilities.  For each Product it Develops hereunder, Clovis will use Diligent Efforts to prepare and file all necessary Regulatory Documentation with Regulatory Authorities in accordance with its responsibilities set forth in the Global Development Plan. In the event 3BP elects to seek Regulatory Approval of any Product in the Retained Territory, 3BP may (but is not obligated to) use Diligent Efforts to prepare and file all necessary Regulatory Documentation with Regulatory Authorities in the Retained Territory.  Each Party will, unless prohibited by Applicable Law, keep the other Party informed of material regulatory developments relating to the Products in its respective territory through regular reports at the JSC meetings.  Each Party will inform the other Party of any Regulatory Documentation submitted to or received from any Regulatory Authorities that may impact obtaining or maintaining Regulatory Approval for the Product in the other Party’s territory.

4.4       Know-How Transfer; Rights of Reference; Use of Data.

(a)        During the Term, each Party will disclose and make available to the other Party, for use by the other Party in accordance with this Agreement, all Development Data generated under the Global Development Plan in accordance with the data sharing plans established by the JSC. For the avoidance of doubt, the disclosure of Development Data shall not be deemed to be a transfer of property rights in such Development Data, and each Party shall have only those rights as are granted to it pursuant to this Agreement.

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(b)       Each Party (and its Affiliates and sublicensees) will have the right to cross reference, file or incorporate by reference any Regulatory Documentation filed by the other Party or its Affiliates for the Product in order to enable such Party (and its Affiliates and sublicensees) to Develop the Product in or for (including to obtain Regulatory Approval), Manufacture the Product in or for, and Commercialize the Product in its respective territory.  Each Party will, on written request by the other Party, provide to the other Party and to any specified Regulatory Authority a letter, in the form reasonably required by the other Party, acknowledging that the other Party (or its Affiliates and sublicensees) has the above right of reference to any such Regulatory Documentation.

4.5       Recalls.  Any decision to initiate a recall or withdrawal of a Product from the market prior to receipt of Regulatory Approval (that is, during clinical studies) will be made by the Party who sponsors the study and any decision to initiate a recall or withdrawal of a Product from the market after receipt of Regulatory Approval will be made by Clovis in the Licensed Territory and by 3BP in the Retained Territory; provided that the Parties will discuss in good faith and coordinate their efforts with respect to any such recalls.  In the event of any recall or withdrawal, such Party will take all action necessary to implement such recall or withdrawal in accordance with Applicable Laws, with assistance from the other Party as reasonably requested by the deciding Party. The costs of any such recall or withdrawal will be borne solely by the deciding Party, subject to the provisions of Article 13.

4.6       Safety Data Exchange Agreement.  Prior to 3BP commencing any clinical studies of Products as sponsor pursuant to the Global Development Plan or the provisions in Section 3.3(a), the pharmacovigilance departments of both Parties will meet and agree on a safety data exchange agreement (“Safety Data Exchange Agreement”).

5.         COMMERCIALIZATION

5.1       Overview.  Clovis will have sole control and responsibility for the Commercialization of Products in the Licensed Territory and will bear all costs and expenses associated with the Commercialization of Products in the Licensed Territory; and 3BP will have sole control and responsibility for the Commercialization of Products in the Retained Territory and will bear all costs and expenses associated with the Commercialization of Products in the Retained Territory.

5.2       Ex-Territory Sales.  Neither Party (and their respective sublicensees or Affiliates) will engage in any advertising or promotional activities relating to the Products directed primarily to customers or other buyers or users of the Products located outside its territory or, subject to Applicable Laws, accept orders for Products from or sell Products into such other Party’s territory.

5.3       Trademarks.  Clovis will have the right to brand the Products in the Licensed Territory using trademarks and trade names it determines appropriate for the Products, which may vary by country or within a country (“Product Marks”). 3BP will be free to select, create and use its own trademarks for its use, in connection with the Products in the Retained Territory. 3BP will not, and will ensure that its Affiliates and sublicensees will not, make any use of the trademarks, including the Product Marks, or house marks of Clovis or its Affiliates or Sublicensees (including their corporate names) or any trademark confusingly similar thereto. Notwithstanding the foregoing, 3BP may notify Clovis in writing of 3BP’s interest in using the Product Marks to Commercialize the Products in the Retained Territory; in such event, Clovis will grant to 3BP pursuant to a written agreement the royalty-free, fully

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paid-up, sublicensable right to use the Product Marks to Commercialize the Products in the Retained Territory. Clovis will own all rights in the Product Marks and will register and maintain the Product Marks in the Licensed Territory as it determines reasonably necessary at its own cost and expense.

5.4       Commercial Diligence.  During the Term, Clovis will use Diligent Efforts to Commercialize the Products in the Licensed Territory. [***].

5.5       Reporting.  Clovis will provide 3BP with written reports, on a country-by-country and Product-by-Product basis, no less frequently than [***] following receipt of the initial Marketing Authorization summarizing Clovis’ (and its Affiliates’ and Sublicensees’) efforts to seek Regulatory Approval for and Commercialize the Products in the Licensed Territory. All such reports will be considered Confidential Information of Clovis.

6.         MANUFACTURING

6.1       Overview.  In general and subject to the terms of this Agreement, (a) 3BP will be responsible for all Manufacture activities to support Development activities allocated to 3BP under the Global Development Plan or the Manufacturing Plan, including Manufacturing the Lead Candidate set forth in Exhibit 1.69 for Pre-Clinical Development activities (including CMC Activities) to the extent set forth in the Global Development Plan and/ or Manufacturing Plan, (b) Clovis will be responsible for all Manufacturing activities to support Development activities allocated to Clovis under the Global Development Plan and/ or the Manufacturing Plan; provided that upon completion of all transfer of technology contemplated in Section 6.3, but subject to 3BP’s rights set forth in Sections 6.4 and 6.5, Clovis will be solely responsible for the Manufacture and supply of all Products for Development activities under the Global Development Plan, unless otherwise set forth in the Global Development Plan, and (c) each Party will be responsible, but subject to Sections 6.4 and 6.5, for Manufacturing the Product for Commercialization in its respective territory. With oversight by the JSC, the Parties will collaborate to identify Contract Manufacturers having appropriate capabilities for the Manufacture of all components of the Product; provided that Clovis will have the deciding vote and, upon such decision, the right and authority to appoint and enter into agreements with Contract Manufacturers as provided in Section 6.4 to support Development activities undertaken by Clovis in or for, and/ or Commercialization of Product in, the Licensed Territory, subject however to the more detailed provisions in Section 6.4.

6.2       Manufacturing Plan.  The Parties will establish a plan (the “Manufacturing Plan”) which shall describe: (i) all CMC Activities, including process development and scale-up, and any other matters related to the Manufacture of the Products; and (ii) all activities necessary or useful to transfer the 3BP Know-How and to enable Clovis, its Affiliates, or each Contract Manufacturer (as appropriate) to Manufacture the Product, at Clovis’ request, in accordance with Section 6.3.  The Parties will make good faith efforts to establish the first Manufacturing Plan and have it approved by the JSC within ninety (90) days after the Effective Date. The Manufacturing Plan so agreed upon shall be attached as Exhibit 6.2 to this Agreement, to be amended from time to time upon agreement of the Parties through the JSC.

6.3       Transfer of 3BP Know-How and Manufacturing Technology.  Upon Clovis’ request, 3BP, at Clovis’ cost and expense, will (and make Diligent Efforts to cause 3BP’s

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Contract Manufacturer to) promptly disclose (and provide copies, as applicable) to either Clovis or a Contract Manufacturer selected by Clovis, all 3BP Know-How existing by then and necessary or useful to enable Clovis or such Contract Manufacturer (as appropriate) to Manufacture the Lead Candidate set forth in Exhibit 1.69 and the Backup Candidate set forth in Exhibit 1.10.  For clarity, nothing in this Section 6.3 with respect to 3BP’s obligation to transfer 3BP Know-How to Clovis will limit 3BP’s right to use any such 3BP Know-How to fulfill 3BP’s obligations under this Agreement or exercise any rights retained by or granted to 3BP under this Agreement.  In addition, 3BP will (and make Diligent Efforts to cause its Contract Manufacturer to) make available to Clovis, on a reasonable consultation basis, advice of its technical personnel at Clovis’ expense as may reasonably be requested by Clovis in connection with such transfer of 3BP Know-How, including that Clovis will reimburse 3BP for reasonable travel expenses incurred by personnel of 3BP and/ or Contract Manufacturers of 3BP while rendering services at the request of Clovis under this Section 6.3.

6.4       Clovis Contract Manufacturers.

(a)        Clovis has the right to appoint one or more Contract Manufacturers for supply to Clovis and, under the conditions set forth in Section 6.5(b) or 6.5(c) to 3BP, but who itself is not a “Sublicensee” hereunder and thereby exercises “have made” rights granted by 3BP to Clovis under Section 7.1(a)(ii).  Clovis will disclose to 3BP any agreements concluded with Contract Manufacturers.

(b)       Clovis will be responsible for any such Contract Manufacturer hereunder and will ensure in its agreement with each Contract Manufacturer that such agreement is consistent with the relevant terms of this this Agreement.

(c)        Notwithstanding the generality of subclause (b),

(i)         Clovis will require any such Contract Manufacturer to agree in writing to comply with the obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties pursuant Article 10;

(ii)       Clovis will require that any such Contract Manufacturer agree in writing to assign and transfer to Clovis all rights in and/ or to all Manufacturing Data generated by such Contract Manufacturer, and all Patents and other Intellectual Property Rights generated by such Contract Manufacturer that are directed specifically to any Product and/ or Backup Candidates; and

(iii)      [***]

6.5       3BP Demand of Products.

(a)        With respect to 3BP’s requirements for any Product for use in Development activities undertaken by 3BP in accordance with the Global Development Plan, conduct of Retained Territory Additional Studies sponsored by 3BP and/ or Commercialization of Products in the Retained Territory, 3BP shall have the right: [***]. For the avoidance of doubt, 3BP may exercise one of these rights or several of these rights, each of those once or severally. With respect to the same Product (including any component thereof), the rights of 3BP set forth under (i) and (ii) above shall, at a given time, be exercised alternatively and not cumulatively.

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(b)       3BP may request that Clovis supply Products (or any component thereof) that, at the time of 3BP’s request, Clovis is Manufacturing itself, or through an Affiliate or Contract Manufacturer. Any such Product (or any component thereof) will be supplied to 3BP for use by 3BP in Development activities undertaken by 3BP in accordance with the Global Development Plan, conduct of Retained Territory Additional Studies sponsored by 3BP, and/ or Commercialization of Products in the Retained Territory at the applicable Transfer Price [***] and pursuant to the terms of one or more, as applicable, supply agreements to be subsequently entered into by the Parties with respect to the Product or component to be supplied (each a “Supply Agreement”). As part of such Supply Agreement the Parties may agree that Clovis or its Contract Manufacturer shall produce material that meets any particular cGMPs required by 3BP, in which event Clovis or its Contract Manufacturer shall Manufacture and supply Products (or Product components, as the case may be) pursuant to such particular, agreed-upon cGMP for Products manufactured for 3BP. Clovis agrees that each Supply Agreement will in any event include a right for 3BP to audit or have a designee audit, at least once per Calendar Year, any records and other documentation of Clovis in order to verify the Transfer Price invoiced by Clovis. In connection with each Supply Agreement, the Parties will enter into a separate quality agreement setting forth the responsibilities of the quality organizations of each Party with respect to the manufacture of the Product in accordance with the applicable cGMPs (the “Quality Agreement”). Except pursuant to a Supply Agreement concluded by the Parties pursuant to this Section 6.5(b), Clovis will have no obligation to supply any Products to 3BP.

(c)        At any time, 3BP shall have the right to conclude separate supply agreements with Contract Manufacturers then supplying Product to Clovis or its Affiliates, provided that the Manufacture by such Contract Manufacturers is restricted to supply of Products for use by 3BP in Development activities undertaken by 3BP in accordance with the Global Development Plan, conduct of Retained Territory Additional Studies sponsored by 3BP, and/ or Commercialization of Products in the Retained Territory.

(d)       At the reasonable request of 3BP which can be made once or severally, and at 3BP’s cost and expense, Clovis will (and make Diligent Efforts to cause its Contract Manufacturers to) promptly disclose (and provide copies, as applicable) to 3BP and/ or Contract Manufacturers of 3BP, all Clovis Know-How, including Manufacturing Data, and provide copies of Manufacturing Documentation existing by then, all as necessary or useful to enable 3BP, or such Contract Manufacturers as 3BP may engage, to Manufacture 3BP’s requirements for Products for Development activities undertaken by 3BP in accordance with the Global Development Plan, conduct of Retained Territory Additional Studies sponsored by 3BP, and/ or Commercialization of Products in the Retained Territory. In addition, Clovis will (and make Diligent Efforts to cause its Contract Manufacturers to) make available to 3BP and/ or Contract Manufacturers selected by 3BP, on a reasonable consultation basis, advice of its technical personnel, at 3BP’s expense, as may reasonably be requested by 3BP in connection with such transfer of Clovis Know-How, including that 3BP will reimburse Clovis for reasonable travel expenses incurred by personnel of Clovis and/ or Contract Manufacturers of Clovis while rendering services at the request of 3BP under this Section 6.5(d);

(e)        3BP will have the right to grant sublicenses under the rights set forth in Section 7.2 to its Affiliates and/ or Contract Manufacturers, provided that, with respect to any Contract Manufacturers, 3BP is under the same obligations as Clovis pursuant to Section 6.4(c).

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7.         LICENSES AND RELATED RIGHTS

7.1       License to Clovis.

(a)        License Grants.  Subject to the terms and conditions of this Agreement, 3BP hereby grants to Clovis and its Affiliates, and Clovis hereby accepts:

(i)         an exclusive (even as to 3BP, except as provided in Section 7.1(b)(v)), royalty-free license, with the right to sublicense as provided in Section 7.1(c), under the 3BP Technology to Develop and have Developed the Products in the Licensed Territory during the Term;

(ii)       an exclusive (even as to 3BP, except as provided in Section 7.1(b)(iii)), royalty-free license under the 3BP Technology, with the right to sublicense as provided in Section 7.1(c), to Manufacture and have Manufactured the Products in the Licensed Territory during the Term;

(iii)      an exclusive (even as to 3BP), royalty-bearing license, with the right to sublicense as provided in Section 7.1(c), under the 3BP Technology to use, sell, offer for sale, distribute, import, export and otherwise Commercialize the Products in the Licensed Territory during the Term; and

(iv)       a non-exclusive, royalty-free license, with the right to sublicense as provided in Section 7.1(c), under the 3BP Technology to Develop and have Developed and Manufacture and have Manufactured the Products in the Retained Territory during the Term.

(b)       3BP Retained Rights.  It is understood that at all times 3BP and its Affiliates retain:  (i) the exclusive right to Commercialize, either itself or through Third Parties, however, subject to Section 7.3(a), the Products in the Retained Territory; (ii) the right to practice the 3BP Technology as and to the extent needed in connection with its activities under this Agreement in fulfillment of its obligations hereunder or exercise of its rights hereunder; (iii) the right to Manufacture and have Manufactured the Products (including in the Licensed Territory); (iv) the right to Develop and have Developed the Products in the Retained Territory; (v) the right to Develop and have Developed the Products in the Licensed Territory in accordance with the Global Development Plan; and (vi) the right to practice the 3BP Technology for the development, manufacture, commercialization of products other than the Product, [***].

(c)        Sublicense Rights.  Subject to Section 7.3(b), Clovis will have the right to grant sublicenses (through one or more tiers) of the licenses granted to it under Section 7.1(a) to any Third Parties (each a “Sublicense”) without 3BP’s prior written consent; provided that Clovis hereby covenants that:

(i)         any such Sublicense must refer to this Agreement and will be subordinate to and consistent with the terms and conditions of this Agreement, and will and shall not limit: (A) the ability of Clovis (individually or through the activities of its Sublicensees) to fully perform all its obligations under this Agreement; or (B) 3BP’s rights under this Agreement or the exercise of such rights, including the rights granted to 3BP pursuant to Section 11.7(b);

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(ii)       any such Sublicense must include a right of Clovis to terminate the Sublicense for cause;

(iii)      any Sublicenses granted by Clovis to others under this Section to sell Therapeutic Products that are subject to royalty payments under this Agreement must include an obligation for the Sublicensee to account for and report its sales of Therapeutic Products to Clovis on the same basis as if such sales were Net Sales by Clovis, and any Sublicenses granted by Clovis to others under this Section to sell Imaging Agents that are subject to royalty payments from such Sublicensee to Clovis must not include [***] and must include an obligation for the Sublicensee to account for and report to Clovis its sales of Imaging Agents on which such royalties are based in order to be able to verify the proper inclusion of such amounts as Sublicense Revenue;

(iv)       if Clovis intends to grant a Sublicense in the first tier (that is, to a Sublicensee under direct Sublicense agreement with Clovis or its Affiliates), the following shall apply: [***].

(v)        Clovis shall include into any Sublicense agreement in the first tier that also includes the right to grant further sublicenses the obligation of such Sublicensee to [***]; and

(vi)       if Clovis grants a Sublicense to any Third Party, then Clovis will provide 3BP with a copy of each such Sublicense agreement, promptly after execution thereof.

7.2       License to 3BP.  Subject to the terms and conditions of this Agreement, Clovis hereby grants to 3BP a worldwide, fully paid-up, royalty-free, non-exclusive license, with the right to sublicense through multiple tiers, under the Clovis Technology to use and exploit the Clovis Technology to: (a) Develop, Manufacture, and Commercialize the Products in the Retained Territory; (b) Develop the Products in the Licensed Territory in accordance with the Global Development Plan; (c) Manufacture Products in the Licensed Territory; and (d) exercise the rights retained by 3BP pursuant to Section 7.1(b) and the rights granted to 3BP pursuant to Section 11.7.

7.3       Right of First Negotiation.

(a)      [***]

(b)      [***]

7.4       Negative Covenant.  Each Party agrees that during the Term it will not, [***].

7.5       No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any license or other right to any Intellectual Property Right of such Party. Neither Party will engage in any activities that use the other Party’s technology in a manner that is outside the scope of the rights granted under this Agreement.

8.         FINANCIAL TERMS.

8.1       Upfront Payment.  Within thirty (30) days after the Effective Date (and subject to the submission (email sufficient) of an invoice within three (3) Business Days of the Effective Date), Clovis will pay to 3BP for the licenses to Clovis and related rights as set forth in Section 7.1 [***] a one-time, non-refundable and non-creditable upfront cash payment equal to: (a) Four Million Five Hundred Thousand Euros (€4,500,000); and (b) Four Million Five Hundred Thousand Dollars ($4,500,000).

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8.2       Collaboration FTE Support.

(a)        During the Pre-Clinical Program Term, as support for work performed by 3BP under the Global Development Plan and the Manufacturing Plan, Clovis will pay 3BP for up to [***] ([***]) FTEs at the proportionate share of the FTE Rate for each FTE related to the time devoted by such FTE to the Collaboration. The Parties anticipate that 3BP will devote on average (calculated on a calendar quarterly basis) up to [***] ([***]) FTEs to Pre-Clinical Development (other than CMC Activities) and up to [***] ([***]) FTEs to CMC Activities in Pre-Clinical Development during the Pre-Clinical Program Term. Any FTE support to be provided by Clovis for further Pre-Clinical Development work after the Pre-Clinical Program Term is subject to the mutual written agreement of the Parties. 3BP will establish a time tracking system for its FTEs involved in the Collaboration, under which each person for whom 3BP seeks reimbursement from Clovis will specify on an every-other-week basis what percentage of his or her working time is spent on the Collaboration.

(b)       Within [***] ([***]) Business Days following the end of each calendar quarter during the Pre-Clinical Program Term and, subject to Section 8.2(a) above, thereafter, 3BP will invoice Clovis for the FTEs time at the FTE Rate devoted during such quarter to the Collaboration and will provide with each such invoice a reasonably detailed description of the proportionate share of his or her time devoted by each FTE.  Clovis will pay all undisputed FTE charges to 3BP within [***] ([***]) days of receiving such invoice.  Section 8.11 will apply to 3BP and the FTE charges will be subject to audit by Clovis under the terms of that Section 8.11.

8.3       Development Costs Reimbursement.

(a)        With respect to the costs incurred by 3BP for Third Party subcontractors engaged by 3BP to perform Pre-Clinical Development activities which are to be reimbursed by Clovis pursuant to Section 3.2(b), during each calendar quarter of the Pre-Clinical Development Term, 3BP will invoice Clovis for such amounts of costs of Third Party subcontractors which have been incurred by 3BP in such calendar quarter within [***] ([***]) days following the end of each calendar quarter, and Clovis will pay each such invoice within [***] ([***]) days after receipt thereof. Each such invoice will be accompanied by appropriate documentation (e.g., the Third Party subcontractor’s invoice) to support the invoiced amount to be reimbursed.

(b)       With respect to Development Costs associated with Retained Territory-Specific Study Elements that Clovis agrees to incorporate in a clinical study for a Product and for which 3BP has agreed to be responsible pursuant to Section 3.3(b), Clovis will invoice 3BP for such amounts within [***] ([***]) days following the end of each calendar quarter, and 3BP will pay each such invoice within [***] ([***]) days after receipt thereof. Each such invoice will be accompanied by appropriate documentation to support the invoiced amount to be reimbursed.

8.4       Annual Technology Access Fee.  Commencing on December 15, 2019 Clovis will pay to 3BP each Calendar Year, a non-refundable and non-creditable technology access fee, consisting of Dollar amounts and Euro amounts, equal to the amounts set forth in the following schedule:

Calendar Year	Dollars	Euros
2019	$[***]	€[***]
2020	$[***]	€[***]
2021	$[***]	€[***]
2022	$[***]	€[***]
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Calendar Year	Dollars	Euros
2023	$[***]	€[***]
2024	$[***]	€[***]
2025, and subsequent Calendar Years	$[***]	€[***]

After the initial technology access fee due on December 15, 2019, the technology access fee for each subsequent Calendar Year will be due on the anniversary of such date.

Following [***], the technology access fee owed on December 15 for each Calendar Year thereafter will be an amount equal to (a) [***] and (b) [***] unless and until such Therapeutic Product achieves Net Sales equal to [***] ($[***]), at which time an annual technology access fee will no longer be due.

At least forty-five (45) days prior to December 15 of each Calendar Year in which the technology access fee is owed, 3BP will issue an invoice to Clovis specifying the corresponding amount due based on the schedule above, and Clovis will make such payment no later than December 15 of that Calendar Year.

8.5       Development Milestone Payments. Clovis will make milestone payments (each, a “Milestone Payment”) to 3BP following the occurrence of each of the milestone events (each, a “Milestone Event”) as set forth below in this Section 8.5.  Each of the Milestone Payments will be payable by Clovis to 3BP within [***] ([***]) Business Days of the achievement of the specified Milestone Event, and such payments when owed or paid will be non-refundable and non-creditable and not subject to set-off.  Each of the Milestone Payments are payable only once, regardless of the number of Therapeutic Products that achieve a specified Milestone Event. Clovis shall notify 3BP in writing promptly upon occurrence of a Milestone Event.

Therapeutic Product Milestone Event	Milestone Payment (consisting of Dollar amounts and Euro amounts)
	Dollars	Euros
[***]]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]
[***]	$[***]	€[***]

1 [***]

2 [***]

3 [***]

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If during the Pre-Clinical Program Term, 3BP is for reasons within 3BP’s control delayed in completing the Pre-Clinical Development work for which it is responsible, such that the corresponding estimated timeline for such work set forth in the Global Development Plan is delayed by more than [***] ([***]) months, then the dates associated with the Milestone Events stated in the first three rows of the table above will each be extended by a period of time equal to the actual number of months of the delay.

In the event that a Milestone Event occurs (the “Occurred Milestone Event”) and a Milestone Payment is due but at that time one or more Milestone Events preceding the Occurred Milestone Event according to the order set forth in the table above, have not occurred, then [***].

[***].

[***].

For the avoidance of doubt, the payments set forth above shall be due regardless of whether (i) in relation to the conduct of a clinical study, the Therapeutic Product is supplied for conduct of such study in ready-to-use form or as a kit or (ii) in relation to Regulatory Approval, the Therapeutic Product receives Regulatory Approval in ready-to-use form or as a kit.

8.6       Sublicense Revenue.  Clovis will pay to 3BP an amount equal to [***] percent ([***]%) of all Sublicense Revenue that Clovis or any of its Affiliates receives during each Calendar Year in connection with a Sublicense agreement with any Sublicensee concerning a Product for all or part of the Licensed Territory.  Any such payments to 3BP will be due within [***] ([***]) days following the end of each calendar quarter in accordance with the terms of Section 8.7(d) hereof.

8.7       Royalty Payments.

(a)        Royalties in Licensed Territory for Therapeutic Products. Subject to Section 8.7(c), Clovis will pay to 3BP royalties on Net Sales of Therapeutic Products in the Licensed Territory during each calendar quarter during the Royalty Term, as calculated by multiplying the total Net Sales of the Therapeutic Products during such calendar quarter by the applicable royalty rate as determined in the following table. For purposes of determining the applicable royalty rate, all Net Sales of the Therapeutic Products in the Licensed Territory will be aggregated (including, for avoidance of doubt, sales by Affiliates of Clovis and Sublicensees). For the avoidance of doubt, the royalties shall be due regardless of whether the Therapeutic Product is sold by Clovis, its Affiliates or Sublicensees in ready-to-use form or as a kit.

Annual Net Sales of Therapeutic Product	Royalty Rate
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%

(b)       Royalties in Licensed Territory for Imaging Agents. If Clovis or any of its Affiliates is the Selling Party with respect to the sale of an Imaging Agent in the Licensed Territory, Clovis will pay to 3BP royalties at a rate of [***] ([***]%)] on Clovis’ or its Affiliate’s Net Sales of all Imaging Agents in the Licensed Territory during each calendar quarter during the Royalty Term, as calculated by multiplying the total Net Sales by Clovis or its Affiliate of the Imaging Agents during such calendar quarter by the royalty rate of [***]%. For the avoidance of doubt, royalties shall be due regardless of whether an Imaging Agent is sold by Clovis as a stand-

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alone product or as an enabling tool for a Therapeutic Product. If an Imaging Agent is sold by Clovis or its Affiliate together with a Therapeutic Product (for the avoidance of doubt, other than as a Combination Product), then the royalty rates set forth in Section 8.7(a) above shall apply to the aggregate sales price of the sale of the Therapeutic Product and the Imaging Agent. For the avoidance of doubt, the royalties shall be due regardless of whether the Imaging Agent is sold by the Selling Party in ready-to-use form or as a kit.

(c)        Royalty Adjustments.

(i)         Third Party License. On a country-by-country and Product-by-Product basis and  only in the event that the Therapeutic Product Commercialized by Clovis, its Affiliates or Sublicensees comprises a FAP-Targeting Compound that is a peptide, if, after the Effective Date, Clovis or its Affiliate or Sublicensee:  (A) reasonably determines that it is Necessary to obtain a license from any Third Party under Patents controlled by such Third Party in order to make, have made, use, sell, offer for sale or import a Therapeutic Product in any country of the Licensed Territory, and pursuant to such license is required to pay a royalty to the Third Party and such Necessity is approved by 3BP and the Parties through the JSC agree that Clovis, its Affiliate or Sublicensee shall obtain the license (and not 3BP, in which event this Section 8.7(c)(i) shall not be applicable) and Clovis has provided to 3BP the respective license terms (including royalties and other payments) to be entered into with the Third Party and these are approved by 3BP; or (B) is held by any court of competent jurisdiction in a final, non-appealable decision, due to infringement of Patents controlled by such Third Party through making, having made, using, selling, offering for sale or importing a Therapeutic Product in any country(ies) of the Licensed Territory, to pay a royalty to such Third Party, then Clovis may deduct from the royalties that would otherwise be due to 3BP for such country [***] percent ([***]%) of any such amount paid by Clovis (or its Affiliates, Sublicensees) to such Third Party in the respective calendar quarter; provided that the deduction pursuant to this Section 8.7(c)(i) will not reduce the royalties due to 3BP for the Therapeutic Product in such country in the respective calendar quarter below [***] percent ([***]%) of the amount for such calendar quarter that otherwise would have become due for such country pro rata in such calendar quarter pursuant to Section 8.7(a).

(ii)       Patent Expiry, Absence of Data Exclusivity.  On a country-by-country basis and Product-by-Product basis, if there is no Valid Claim of any 3BP Patent Covering the composition of matter of the Therapeutic Product or Data Exclusivity relating to the Therapeutic Product, then the royalty rates under Section 8.7(a) will be reduced by  [***] percent ([***]%).

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(iii)      Generic Product.  On a country-by-country and Product-by-Product basis, if, during any calendar quarter, the unit volume of sales of all Generic Product(s) in such country during such quarter are more than [***] percent ([***]%) of the total unit volume of sales of (i) all such Generic Product(s) plus (ii) the respective Therapeutic Product’s unit volume of sales in such country, then the royalty rates under Section 8.7(a) (as adjusted pursuant to Section 8.7(c)(ii) if applicable) will be reduced by  [***] percent ([***]%).  The percentage of sales of the Generic Product relative to all sales of unlicensed products and to the sales of Therapeutic Product will be based on unit-equivalent data, calculated using data provided by IMS or, in the absence of such publication by IMS, any similar market data source, or if such data is not available, another reliable data source that is mutually acceptable to 3BP and Clovis.

(d)       Royalty Reports and Payments.  Within [***] ([***]) days following the end of each calendar quarter during the Royalty Term, Clovis will provide 3BP with a report containing the following information for the applicable calendar quarter basis broken down on a country-by-country and Product-by-Product basis: (i) gross sales and Net Sales of the Product consolidated in Dollars; (ii) a calculation (including the basis of such calculations) of the royalty payment due on such sales; (iii) if applicable, the amount of Sublicense Revenue received during the quarter and the amounts owed under Section 8.6; (iv) the adjustment, if any, made in accordance with the terms of Section 8.7(c), as well as any other details reasonably requested by 3BP. Within [***] ([***]) days of providing the report to 3BP, Clovis will proceed to the payment of the royalties and Sublicense Revenue payment due by wire transfer of immediately available funds.

8.8       Payment Method.  All payments due under this Agreement to 3BP will be made in the specified currency by bank wire transfer in immediately available funds to an account designated by 3BP.

8.9       Late Payment.  If a Party fails to make any payment due to the other Party under this Agreement, then interest will accrue on a daily basis at the rate equal to one month EURIBOR plus [***] ([***]) basis points per annum, or at the maximum rate permitted by Applicable Law, whichever is the lower, provided that the interest shall in no event be less than [***]% per annum.

8.10     Foreign Exchange.  Conversion of sales recorded in local currencies to Dollars will be performed in a manner consistent with Clovis’ normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.

8.11     Records; Inspection.  During the Royalty Term, Clovis will, and will ensure that its Affiliates and Sublicensee(s) will, keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement. Such books and records will be kept for at least [***] ([***]) years following the end of the Calendar Year to which they pertain. Such records will be open for inspection during such [***] period by independent accountants reasonably acceptable to Clovis (who will agree with Clovis to keep such records confidential), solely for the purpose of verifying payment statements hereunder.  Such inspections will be made no more than once each Calendar Year (except for-cause), on reasonable notice during normal business hours, and will solely relate to the [***] ([***]) preceding Calendar Years.  Any underpayment or overpayment (plus interest as set forth in Section 8.9) that are discovered will be paid by the owing Party within [***] ([***]) days.  Inspections conducted under this Section 8.11 will be

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at the expense of 3BP, unless the inspection discloses an underpayment by Clovis of [***] ([***]%) or more of the amount due for any period covered by the inspection, whereupon the reasonable fees of the independent accountant relating to the inspection for such period will be paid promptly by Clovis.

8.12     Taxes.

(a)        VAT. Any amounts for payment set forth in Sections 8.1 to 8.7 above are expressed net of VAT, which shall be paid by Clovis in addition, to the extent applicable.

(b)       Taxes on Income.  Subject to Section 8.12(a), each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(c)        Withholding Taxes.  All payments due and payable under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by Applicable Laws.  If the paying Party is so required to deduct or withhold, such Party will (i) promptly notify the other Party of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party, (iii) promptly forward to the other Party an official receipt (or certified copy) or other documentation reasonably acceptable to the other Party evidencing such payment to such authorities and (iv) assist the other Party in obtaining any redemption of such amount.

(d)       Other Taxes.  Each Party will be solely responsible for the payment of custom duties, registration duties, transfer taxes, stamp duties and any other taxes or duties imposed to it in relation with the payments made under this Agreement.

9.         INTELLECTUAL PROPERTY

9.1       Patent Strategy. With respect to all Patent preparation, filing, prosecution and maintenance, defense, and enforcement activities described in this Article 9, the Parties will discuss, confer and cooperate in good faith with respect to the overall Patent strategy with respect to the Licensed Territory and Retained Territory.  Each Party, acting reasonably and in good faith, will consider the comments of the other Party in connection with the Patent strategy.

9.2       Ownership of Inventions; Right to File Patent Applications.

(a)        Ownership of Inventions. Each Party will own all inventions, Know-How and other Intellectual Property Rights, whether or not patentable, made solely by its or its Affiliates’ own employees, agents, independent contractors or subcontractors (including Contract Manufacturers, if in accordance with the terms of the applicable agreement with such Contract Manufacturer entered into pursuant to Section 6.4), in the course of conducting its activities under this Agreement (“Sole Inventions”).  The Parties will jointly own, in equal, undivided interests, any inventions, Know-How and other Intellectual Property Rights, whether or not patentable, that are made jointly by employees, agents, independent contractors or subcontractors (including Contract Manufacturers, if in accordance with the terms of the applicable agreement with such Contract Manufacturer entered into pursuant to Section 6.4) of each Party or its Affiliates in the course of conducting its activities under this Agreement

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(including pursuant to the Global Development Plan or the Manufacturing Plan) (“Joint Inventions”). Inventorship will be determined in accordance with the U.S. patent laws.

(b)       Right to Prepare and File Priority and PCT Patent Applications.  As between the Parties, (i) [***] and (ii) [***].  With respect to any Patents claiming any Joint Inventions which relate to any FAP-Targeting Compound (each, a “Joint Patent”), (a) the Parties’ patent counsels will confer in good faith to attempt to agree upon the appropriate Party to prepare the Joint Patent, and (b) if the Parties are unable to agree, then (i) [***], and (ii) [***].  All Joint Patents will be subject to each Party’s rights set forth in Sections 9.2 and 9.4 to 9.6 below.  In each instance above, the Party preparing an application for any Patent will file the priority application in the jurisdiction of its choice and use outside patent counsel of that Party’s choice that is reasonably acceptable to the other Party.

9.3       Invention Disclosure.  Each Party will promptly disclose to the other Party all Sole Inventions and Joint Inventions, including any invention disclosures or other similar documents, submitted to it by its or its Affiliates’ employees, agents, independent contractors or subcontractors (including Contract Manufacturers in accordance with the terms of the applicable agreement with such contract manufacturer entered into pursuant to Section 6.4), describing inventions that are either Sole Inventions or Joint Inventions, and all information relating to such inventions to the extent necessary for the preparation, filing and prosecution of any Patent with respect to such invention.  Upon the disclosure of a Joint Invention or Sole Invention pursuant to this Section 9.3, the Parties will promptly discuss such Joint Invention or Sole Invention and  confirm its status as either a Joint Invention or a Sole Invention in light of the ownership principles set forth in Section 9.2.

9.4       Patent National and Regional Filings; Prosecution, Maintenance, and Abandonment.

(a)        Clovis Authority.

(i)         Prosecution and Maintenance. Concurrent with or subsequent to the filing of a PCT Application, Clovis shall, at its own cost and expense, be responsible for the filing of any regional (including with the European Patent Office) or national application (other than a priority application) and for prosecution and maintenance of (A) all Clovis Patents in any jurisdiction world-wide, and (B) [***] and Joint Patents in the Licensed Territory, in Clovis’ own name, with respect to Clovis Patents, in 3BP’s name, with respect to the [***], and in the name of both Parties, with respect to Joint Patents, including the defense of any claims or conducting any proceedings relating to such Patents (including but not limited to any patent interference, derivation proceeding, reissue, re-examination, supplemental examination, post-grant review, inter partes review, or other Patent Challenge proceedings, subject in each case to the provisions of Section 9.5). Clovis shall promptly provide 3BP and 3BP’s external patent counsel, (i) with respect to Clovis Patents, with all material documentation and correspondence from, sent to or filed with patent offices in the respective jurisdictions regarding the prosecution of any such Patents, and provide 3BP with a reasonable opportunity to review and comment upon all substantive filings with such patent offices in advance of submission of such filings to such patent offices and (ii) with respect to [***] and Joint Patents, with all documentation and correspondence from, sent to or filed with patent offices in the respective jurisdictions regarding the prosecution of any such Patents, and provide 3BP with a reasonable opportunity of a least [***] (or in exceptional urgent cases a lesser but reasonable period) to review and comment upon all filings with such patent offices in advance of submission of such filings to such patent offices. Clovis shall consider 3BP’s comments, acting

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reasonably and in good faith, including any comments regarding whether to reduce the scope of or abandon any Valid Claims within such Patents taking into account the joint patent strategy established by the Parties pursuant to Section 9.1.

(ii)       Abandonment. If Clovis determines to abandon or not to further prosecute (e.g., not file any further divisional or continuation applications) or not to maintain (e.g., not to validate a national/ regional patent in a particular country) or otherwise abandon (e.g., by not paying respective annual maintenance or other fees due) (collectively to “Abandon”) any Patent for which it has prosecution and maintenance authority under Section 9.4(a)(i) in any country, then Clovis shall notify 3BP in writing of such determination at least [***] ([***]) days prior to the intended Abandonment, and (A) in the event a Joint Patent shall be Abandoned, Section 9.4(a)(iii) shall apply, (B) in the event a Clovis Patent shall be Abandoned, Section 9.4(a)(iv) shall apply, and (C) in the event a [***] shall be Abandoned, Section 9.4(a)(v) shall apply. In the event that the Patent to be Abandoned expires pursuant to statutory time periods (e.g., non-payment of fees after due date) (the “Statutory Expiration Date”), the aforementioned [***] ([***]) days’ notice period shall be calculated such that all of [***] ([***]) days are prior to the Statutory Expiration Date.

(iii)      Abandonment of Joint Patents. In the event Clovis notifies 3BP of its determination to Abandon a Joint Patent, it shall provide 3BP with the opportunity to request to further prosecute and maintain such Patent in such country in 3BP’s own name (or the name of an Affiliate or licensee of 3BP) as assignee, at 3BP’s own cost and expense, which request shall be made within [***] ([***]) days of receipt of Clovis notification. In the event that 3BP has, within the aforementioned [***] ([***]) days notified Clovis that it wishes to assume such Patent, Clovis shall promptly assign and transfer its joint interest in such Joint Patent to 3BP (or the designated Affiliate or licensee of 3BP) and shall execute any documents and undertake any other acts, reasonably necessary to vest all such rights in such Patent to 3BP and the Patent shall from such assignment be deemed to be a “3BP Patent” with all other rights and obligations of Clovis pursuant to this Agreement in relation to such 3BP Patent (including payment obligations and licenses granted to Clovis pursuant to Section 7.1) remaining unaffected.  In the event that 3BP has not requested the assumption of the Joint Patent within the aforementioned [***] ([***]) day period, Clovis shall be free to Abandon the Patent.

(iv)       Abandonment of Clovis Patents. In the event Clovis notifies 3BP of its determination to Abandon a Clovis Patent, it shall provide 3BP with the opportunity to request to further prosecute and maintain such Patent in such country at 3BP’s own cost and expense, but, for the avoidance of doubt, with all other rights and obligations of Clovis and 3BP pursuant to this Agreement in relation to such Clovis Patent remaining unaffected, including the license pursuant to Section 7.2.  In the event that 3BP has not notified Clovis that it wishes to assume the further prosecution and maintenance of the Clovis Patent within the [***] ([***]) days, Clovis shall be free to Abandon the Patent.

(v)        Abandonment of [***]. In the event Clovis notifies 3BP of its determination to Abandon a [***], it shall provide 3BP with the opportunity to request to further prosecute and maintain such Patent in such country at 3BP’s own cost and expense. The request shall be made within [***] ([***]) days of receipt of Clovis notification and together with and from such request, 3BP shall have the right to continue prosecution of the [***] under 3BP’s authority, in accordance with and as forth in Section 9.4(b) and Section 9.5(b), with all other rights and obligations of Clovis pursuant to this Agreement in relation to such [***] (including payment obligations and licensed granted to Clovis pursuant to Section 7.1) remaining unaffected.  In the event that 3BP has not notified Clovis that it wishes to assume

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the further prosecution and maintenance of the Patent within the aforementioned [***] ([***]) day period, Clovis shall be free to Abandon the Patent.

(b)       3BP Authority.

(i)         Prosecution and Maintenance. Concurrent with or subsequent to the filing of a PCT Application, 3BP shall, at its own cost and expense, be responsible for the filing of any regional (including with the European Patent Office) or national Patent application (other than a priority application) and for the prosecution and maintenance of (A) all 3BP Patents (other than a [***] in the Licensed Territory) in any jurisdiction world-wide and (B) all Joint Patents in the Retained Territory, in its own name with respect to the 3BP Patents, and in the name of both Parties with respect to any Joint Patents, including the defense of any claims or conducting any proceedings relating to such Patents (including but not limited to any patent interference, derivation proceeding, reissue, re-examination, supplemental examination, post-grant review, inter partes review, or other Patent Challenge proceedings, subject in each case to the provisions of Section 9.5). 3BP shall promptly provide Clovis (i) with respect to 3BP Patents, with all material documentation and correspondence from, sent to or filed with patent offices in the respective jurisdictions regarding the prosecution of any such Patents, and provide Clovis with a reasonable opportunity to review and comment upon all substantive filings with such patent offices in advance of submission of such filings to such patent offices and (ii) with respect to Joint Patents, with all documentation and correspondence from, sent to or filed with patent offices in the respective jurisdictions regarding the prosecution of any such Patents, and provide Clovis with a reasonable opportunity of a least [***] (or in exceptional urgent cases a lesser but reasonable period) to review and comment upon all filings with such patent offices in advance of submission of such filings to such patent offices. 3BP shall consider Clovis’ comments, acting reasonably and in good faith, including any comments regarding whether to reduce the scope of or abandon any Valid Claims within such Patents taking into account the joint patent strategy established by the Parties pursuant to Section 9.1.

(ii)       Abandonment. If 3BP determines to Abandon any Patent for which it has prosecution and maintenance authority under Section 9.4(b)(i) in any country, then 3BP shall notify Clovis in writing of such determination at least [***] ([***]) days prior to the intended Abandonment, and (A) in the event a Joint Patent shall be Abandoned, Section 9.4(b)(iii) shall apply and (B) in the event a 3BP Patent shall be Abandoned, Section 9.4(b)(iv) shall apply. In the event that the Patent to be Abandoned expires pursuant to a Statutory Expiration Date, the aforementioned [***] ([***]) days’ notice period shall be calculated such that all of these [***] ([***]) days are prior to the Statutory Expiration Date.

(iii)      Abandonment of Joint Patents. In the event 3BP notifies Clovis of its determination to Abandon a Joint Patent, it shall provide Clovis with the opportunity to request to further prosecute and maintain such Patent in such country in Clovis’ own name (or the name of an Affiliate or Sublicensee) as assignee, at Clovis’ own cost and expense, which request shall be made within [***] ([***]) days of receipt of 3BP notification. In the event Clovis has, within the aforementioned [***] ([***]) days, notified 3BP that it wishes to assume the Patent, 3BP shall promptly assign and transfer its joint interest in such Joint Patent to Clovis (or the designated Affiliate or Sublicensee) and shall execute any documents and undertake any other acts, reasonably necessary to vest all such rights in such Patent to Clovis (or its designee) and such Patent shall from such assignment be deemed to be a “Clovis Patent” with all provisions under this Agreement applying to it, including the license pursuant to Section 7.2.  In the event that Clovis has not requested the assumption of the Joint Patent within the aforementioned [***] ([***]) day period, 3BP shall be free to Abandon the Patent.

(iv)       Abandonment of 3BP Patents. In the event 3BP notifies Clovis of its determination to Abandon a 3BP Patent, it shall provide Clovis with the opportunity to request to further prosecute

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and maintain such Patent in such country at Clovis’ own cost and expense, but, for the avoidance of doubt, with all other rights and obligations of Clovis and 3BP pursuant to this Agreement in relation to such 3BP Patent remaining unaffected, including the license pursuant to Section 7.1.  In the event that Clovis has not notified 3BP that it wishes to assume the further prosecution and maintenance of the 3BP Patent within the [***] ([***]) days, 3BP shall be free to Abandon the Patent.

(c)        Patent Term Extension.  3BP and Clovis will cooperate with each other and will use Diligent Efforts in obtaining patent term extensions, orange book listings (or equivalent), or supplemental protection certificates or their equivalents in any country to the Clovis Patents, the 3BP Patents, and the Joint Patents.

(d)       Cooperation.  Each Party will provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 9.4, including providing any necessary information, documents, and powers of attorney, and executing any other required documents or instruments for such prosecution.

9.5       Defense of Patent Challenges.

(a)        Clovis Authority. If a Clovis Patent becomes the subject of any Patent Challenge proceeding commenced by a Third Party in any jurisdiction world-wide, or if a [***] or Joint Patent becomes the subject of any Patent Challenge proceeding commenced by a Third Party in any country in the Licensed Territory, then Clovis will have the first right, but not the obligation, to control the defense of such Patent Challenge at its own expense using counsel of its own choice.  Clovis will notify 3BP reasonably in advance of all applicable deadlines whether or not Clovis will defend against such Patent Challenge. If Clovis decides that it does not wish to defend against such Patent Challenge, 3BP will thereafter have the right, but not the obligation, to assume defense of such action at its own expense.  If Clovis decides that it wishes to defend against such Patent Challenge, 3BP shall have the right, but not the obligation, to participate in such defense. If 3BP elects to participate in the defense against an action, 3BP will notify Clovis within [***] ([***]) Business Days, and (i) with respect to Patent Opposition, the Parties will jointly control the defense using counsel acceptable to each Party and sharing expenses equally and neither Party will have the right to settle any proceeding without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed and (ii) with respect to any Patent Challenge proceeding other than a Patent Opposition, Clovis will permit 3BP to participate in the proceedings to the extent permissible under Applicable Laws and to be represented by its own counsel at 3BP’s expense and Clovis will reasonably consider comments of 3BP with respect to any defense strategy, but will have sole and final decision-making authority with respect to such defense strategy, including settlement of any such proceeding.

(b)       3BP Authority. If a 3BP Patent other than a [***] in the Licensed Territory becomes the subject of any Patent Challenge proceeding commenced by a Third Party in any jurisdiction world-wide, or if a [***] or a Joint Patent becomes the subject of any Patent Challenge proceeding commenced by a Third Party in any country in the Retained Territory, then 3BP will have the first right, but not the obligation, to control the defense of such Patent

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Challenge at its own expense using counsel of its own choice.  3BP will notify Clovis reasonably in advance of all applicable deadlines whether or not 3BP will defend against such Patent Challenge. If 3BP decides that it does not wish to defend against such Patent Challenge, Clovis will thereafter have the right, but not the obligation, to assume defense of such Patent Challenge at its own expense. If 3BP decides that it wishes to defend against such Patent Challenge, Clovis shall have the right, but not the obligation, to participate in such defense. If Clovis elects to participate in the defense against an action, Clovis will notify 3BP within [***] ([***]) Business Days, and (i) with respect to any Patent Opposition, the Parties will jointly control the defense using counsel acceptable to each Party and sharing expenses equally and neither Party will have the right to settle any proceeding without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed and (ii) with respect to any Patent Challenge proceeding other than a Patent Opposition, 3BP will permit Clovis to participate in the proceedings to the extent permissible under Applicable Laws and to be represented by its own counsel at Clovis’ expense and 3BP will reasonably consider comments of Clovis with respect to any defense strategy, but will have sole and final decision-making authority with respect to such defense strategy.

(c)        Defense Participation.  Promptly upon being notified of any proceedings which are subject to joint participation pursuant to either Section 9.5(a) or Section 9.5(b), the Parties will agree on and enter into a “common interest agreement” as may be necessary to protect privileged communications between the Parties and wherein the Parties agree to their shared, mutual interest in the outcome of such proceeding, and thereafter the Parties will promptly meet to consider the claims or assertions in such proceedings and the appropriate course of action.

9.6       Enforcement of FAP Patents.

(a)        Notification and Dispute Resolution.  If either Party becomes aware of any existing or threatened infringement of any FAP Patent, which infringing activity involves the manufacture, use, import, offer for sale or sale of any Product in the Licensed Territory or Retained Territory (a “Product Infringement”), it will promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

(b)       Enforcement in Licensed Territory.  In the Licensed Territory, Clovis will have the sole authority and discretion to bring an infringement action against any person or entity engaged in a Product Infringement of the FAP Patents, at Clovis’ cost and expense provided, however, that: (i) to the extent reasonably practicable, prior to initiating any such suit or proceeding, the Parties will discuss the extent and effect of the Product Infringement; (ii) Clovis will promptly disclose to 3BP all material information or, with respect to 3BP Patents and Joint Patents, all information, related to such action, and (iii) with respect to 3BP Patents and Joint Patents, Clovis shall discuss with 3BP any enforcement strategy and consider in good faith any reasonable comments made by 3BP in relation thereto. If Clovis elects not to bring such action, the Parties will negotiate in good faith to provide 3BP with the authority and discretion to bring such action at its own cost and expense, subject to Sections 9.6(d) and 9.6(e), provided however, that 3BP shall in any event have the right, upon its request, to bring such action, if the Product Infringement is expected to materially affect the overall amount of royalties to be payable to 3BP pursuant to this Agreement and/ or the Sublicense Revenues.

(c)        Enforcement in Retained Territory. In the Retained Territory, 3BP will have the sole authority and discretion to bring an infringement action against any person

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or entity engaged in a Product Infringement of the FAP Patents, at 3BP’s cost and expense; provided, however, that: (i) to the extent reasonably practicable, prior to initiating any such suit or proceeding, the Parties will discuss the extent and effect of the Product Infringement; and (ii) 3BP will promptly disclose to Clovis all material information or, with respect to Clovis Patents and Joint Patents, all information, related to such action, and (iii) with respect to Clovis Patents and Joint Patents, 3BP shall discuss with Clovis any enforcement strategy and consider in good faith any reasonable comments made by Clovis in relation thereto . If 3BP elects not to bring such action, the Parties will negotiate in good faith to provide Clovis with the authority and discretion to bring such action at its own cost and expense, subject to Sections 9.6(d) and 9.6(e).

(d)       Cooperation.  Each Party will provide to the enforcing Party under this Section 9.6 reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Laws to pursue such action.  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts and will reasonably consider the other Party’s comments on any such efforts.  The non-enforcing Party will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing Party.  If 3BP is the enforcing Party, no settlement of any Product Infringement action which restricts or adversely affects the scope of the licenses granted by 3BP to Clovis under the terms of this Agreement , or which may adversely affect the Commercialization of a Product in the Licensed Territory, will be entered into by 3BP without the prior written consent of Clovis, which consent shall not be unreasonably withheld or delayed.  If Clovis is the enforcing Party, no settlement of any such Product Infringement action which restricts the scope, or adversely affects the enforceability of a FAP Patent, which restricts or adversely affects the scope of the licenses granted by Clovis to 3BP under the terms of this Agreement or which may adversely affect the Commercialization of a Product (including, may adversely affect the amount of royalties to be payable to 3BP pursuant to this Agreement) shall be entered into by Clovis without the prior written consent of 3BP, which consent shall not be unreasonably withheld or delayed.

(e)        Expenses and Recoveries.  The enforcing Party bringing a claim, suit or action under this Section 9.6 will be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action and if both Parties collectively bring the claim, suit or action under this Section 9.6, they will be jointly responsible for any expenses incurred by them as a result of such claim, suit or action.  If a Party/ies recover(s) monetary damages in a claim, suit or action under Section 9.6, such recovery will be allocated first to the reimbursement of any reasonable expenses incurred by the Parties in such litigation, and any remaining amounts will be allocated as follows: (i) in the case of any recovery for a Product Infringement in the Licensed Territory pursuant to an infringement action brought by Clovis or 3BP under Section 9.6(b), such recoveries will be deemed Net Sales of Clovis if Clovis brings an infringement action, and will to [***] percent ([***]%) be deemed Net Sales of Clovis and to the other [***] percent ([***]%) be paid directly to 3BP if 3BP only brings an infringement action; and (ii) in the case of any recovery for a Product Infringement in the Retained Territory pursuant to an infringement action solely brought by 3BP under Section 9.6(c), 3BP will be entitled to retain all such recoveries.

9.7       New Lead Candidate; Reimbursement of External Patent Costs.

(a)        Additional [***] Applications.  Subject to the rights in Sections 9.2(b), 9.4(a), and 9.4(b), if the JSC selects a new Lead Candidate during the Term, then [***].

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(b)       Costs for 3BP Patents in the Licensed Territory.  If, at any time during the Term, the [***] Covers specifically any then-current Lead Candidate and/ or Backup Candidate and the Parties agree that a [***] should not be filed in a specific jurisdiction of the Licensed Territory, then Clovis will reimburse 3BP [***] percent ([***]%) of its External Patent Costs attributable to that jurisdiction of the Licensed Territory that have been incurred by 3BP in connection with the filing, prosecution, maintenance and defense of such [***] in such jurisdiction of the Licensed Territory prior to the selection of such compound as Lead Candidate and/or Backup Candidate and [***] percent ([***]%) of all future External Patent Costs incurred by 3BP in that jurisdiction of the Licensed Territory thereafter. If such External Patent Costs incurred by 3BP cannot be specifically and exclusively allocated to activities in that jurisdiction of the Licensed Territory, Clovis shall reimburse [***] percent ([***]%) of all such previous and future External Patent Costs incurred by 3BP in both the Licensed Territory and the Retained Territory.  3BP will invoice Clovis for all such previous External Patent Costs to be reimbursed hereunder within [***] ([***]) days after the date the Parties have agreed that a [***] should not be filed, and on a calendar quarterly basis thereafter, which invoices will be accompanied by reasonably detailed documentation of such External Patent Costs.  Clovis will pay any such invoices within [***] ([***]) days of the invoice date.

9.8       Infringement of Third Party Rights.  Without prejudice to the representations and warranties and covenants, if any Product becomes the subject of a Third Party’s claim or assertion of infringement of such Third Party’s Intellectual Property Rights in any jurisdiction in connection with the Development, Manufacture or Commercialization of the Product, then without prejudice to any indemnification obligations, each Party will promptly notify the other Party, and the Parties will agree on and enter into a “common interest agreement” as may be necessary to protect privileged communications between the Parties and wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties will promptly meet to consider the claim or assertion and the appropriate course of action. Unless agreed otherwise by the Parties (including, if it is agreed by the JSC pursuant to Section 8.7(c)(i) that Clovis shall obtain the Third Party license) and without prejudice to any indemnification obligations, each Party will be solely responsible for defending itself against any such claim or assertion relating to its activities, whether in its territory or for its territory (e.g., Development by Clovis in the Retained Territory in support of Regulatory Approval for the Licensed Territory), at its sole expense. To the extent the other Party engages separate counsel in such defense, it will be at its own cost and expense. The defending Party will keep the other Party fully informed of such claim and its defense and will reasonably consider and seek to accommodate any timely comments of the other Party with respect thereto.

9.9       Patent Marking.  Clovis will, and will require its Affiliates and Sublicensees to, mark Products sold by or on behalf of it hereunder with appropriate patent numbers or indicia to the extent permitted by Applicable Laws, and in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringement of Clovis Patents or 3BP Patents or Joint Patents.

10.       CONFIDENTIALITY

10.1     Confidentiality Obligations.  The Parties agree that during the Term and for a period of five (5) years thereafter, a Party receiving Confidential Information of the other Party will: (a) use Diligent Efforts to maintain in confidence such Confidential Information (but not less than those efforts as such Party uses to maintain in confidence its own proprietary industrial or intellectual information of similar kind and value and in no event less than a reasonable degree of care customary in the pharmaceutical industry for those kinds of information); (b) not

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disclose such Confidential Information to any Third Party without prior written consent of the other Party, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties; and (c) not use such other Party’s Confidential Information for any purpose except those permitted by this Agreement or in connection with exercising such Party’s rights and/or fulfilling their obligations under this Agreement.

10.2     Exceptions.  The obligations in Section 10.1 will not apply with respect to any portion of the other Party’s Confidential Information that the receiving Party can show by competent written proof:

(a)        was known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

(b)       was generally available to the public or otherwise part of the public domain, at the time of disclosure by the other Party;

(c)        becomes generally available to the public or otherwise part of the public domain after the disclosure by the other Party, other than through any act or omission of the receiving Party in breach of this Agreement;

(d)       is subsequently disclosed to the receiving Party by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e)        is subsequently independently developed by employees or contractors of the receiving Party who had no access to or knowledge of the other Party’s Confidential Information.

10.3     Authorized Disclosure.  A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances; provided that unless otherwise provided below, notice of any such disclosure will be provided as soon as practicable to the other Party:

(a)        filing or prosecuting Patents in accordance with Sections 9.2(b) and 9.4;

(b)       complying with the requirement of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of Products;

(c)        prosecuting or defending litigation as contemplated by this Agreement, provided that the Party obligated to disclosure will promptly notify the other Party of such required disclosure and will, upon the other Party’s request, use reasonable efforts to assist the other Party, at such other Party’s expense, in obtaining a protective order preventing or limiting the required disclosure;

(d)       disclosure to its or its Affiliates’ employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its or its Affiliates’ rights under this Agreement or any other agreement between the Parties or their Affiliates consistent with the terms of this Agreement; provided that in each case, prior to disclosure the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

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(e)        disclosure to each Party’s board of directors (or similar governing body) on a confidential basis or to any bona fide potential or actual investor, sublicensee, acquiror or merger partner or other potential or actual financial partner (including any banks, venture capital companies and public funding agencies) for the sole purpose of evaluating an actual or potential investment, sublicense, acquisition, grant of loan or funding or other business relationship; provided that in connection with such disclosure, the disclosing Party will inform each disclosee of the confidential nature of such Confidential Information and prior to disclosure obligate and cause each disclosee to treat such Confidential Information as confidential (unless such partner is subject to confidentiality by way of laws or mandatory professional rules); or

(f)        complying with Applicable Laws, including regulations promulgated by applicable security exchanges, court orders or administrative subpoenas or orders, provided that the Party obligated to disclosure will promptly notify the other Party of such required disclosure and will, upon the other Party’s request, use reasonable efforts to assist the other Party, at such other Party’s expense, in obtaining a protective order preventing or limiting the required disclosure.

10.4     Publicity; Terms of Agreement.

(a)        On or promptly after the Effective Date, the Parties will jointly issue a public announcement of the execution of this Agreement in a form mutually agreed upon.  Neither Party will issue any subsequent press release or make other disclosures regarding this Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except (i) with the other Party’s prior written consent, such consent not to be unreasonably withheld; or (ii) in accordance with this Article 10.  Notwithstanding the foregoing, to the extent information regarding this Agreement or the Parties’ activities hereunder has already been publicly disclosed, either Party may subsequently disclose the same information to the public without the consent of the other Party and provided such information remains accurate as of such time.

(b)       If either Party desires to make a public announcement in connection with this Agreement, such as press releases containing Development achievements made under this Agreement or presentations regarding a Product made at financial/ investment conferences (e.g., on the JP Morgan conference), such Party will give reasonable prior advance notice of the proposed text of such announcement or presentation to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, except that in the case of an ad hoc press release or governmental filing required by law, regulation or stock exchange rules, the disclosing Party will provide the other Party with such advance notice as it reasonably can and will not be required to obtain approval therefor if otherwise mandatory timelines cannot be complied with.  A Party commenting on such a proposed press release or governmental filing will provide its comments, if any, within [***] ([***]) Business Days after receiving the press release or presentation for review.  In addition, (i) any such press release or financial/ investor presentation by Clovis will include, and Clovis will ensure that any press release or presentation of its Affiliates will include, in each case subject to any word-count restraints, a reference to 3BP as the developer of the underlying technology, (ii) each Party shall refer in any press release or financial/ investor presentation to the collaboration of the Parties hereunder, and (iii) each Party shall be entitled to propose to display in any press release and/ or financial/ investor presentation submitted for review hereunder its logo and/ or the logo of the other Party.

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10.5     Technical Publications.  Neither Party may publish peer reviewed manuscripts or give other forms of public disclosure such as abstracts or congress presentations, of results of studies carried out under this Agreement (collectively “Technical Publication”), without the opportunity for prior review and coordination by the other Party, except to the extent required by Applicable Laws.  A Party seeking a Technical Publication will provide the other Party the opportunity to review and comment on any such proposed publication at least [***] ([***]) days (but only [***] ([***]) Business Days for abstracts or congress presentations) prior to its intended submission for presentation or publication. The other Party will provide the Party seeking publication with its comments in writing, if any, within [***] ([***]) days (but only [***] ([***]) Business Days for abstracts or congress presentations) after receipt of such proposed publication. Shorter review timelines are acceptable so long as a Party notifies the other Party at least [***] ([***]) Business Days prior to sending the proposed publication to the other Party for review and comment of such shorter timelines and provided that the time for the other Party to review and comment the proposed publication shall in no event be less than [***] ([***]) days (or, respectively, [***] ([***]) Business Days for abstracts or congress presentations). In the event of such a shorter timeline, the other Party will provide the Party seeking publication with its comments in writing, if any, within such notified shorter timeline.  The Party seeking publication will consider in good faith any comments thereto provided by the other Party, provided that it will in any event comply with the other Party’s request to remove such other Party’s Confidential Information from the proposed publication.  In addition, the Party seeking a Technical Publication will delay the submission for a period up to [***] ([***]) days if the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a Patent application.  If the other Party fails to provide its comments to the Party seeking publication within the applicable review and commenting time set forth in the preceding sentences, such other Party will be deemed not to have any comments, and the Party seeking publication will be free to publish in accordance with this Section 10.5 after the respective review timeline has elapsed.  The Party seeking publication will provide the other Party with a copy of the abstract, congress presentation, or manuscript at the time of the submission.  Each Party agrees to acknowledge the contributions of the other Party and its employees in all Technical Publications as scientifically appropriate, unless such other Party objects, and provided that in any event a publication by Clovis will include, and Clovis will ensure that any publication of its Affiliates or Sublicensees will include, a reference to 3BP as the developer of the underlying technology.

10.6     Equitable Relief.  Each Party acknowledges that its breach of this Article 10 may cause irreparable harm to the other Party, which might not be reasonably or adequately compensated in damages in an action at law.  By reasons thereof, each Party agrees that the other Party may be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 10 by the other Party.

11.       TERM AND TERMINATION

11.1     Term.  This Agreement will become effective on the Effective Date and, unless earlier terminated pursuant to this Article 11 or by mutual written agreement, will remain in effect on a Product-by-Product basis until the expiration of the Royalty Term in the last country of the Licensed Territory and will continue thereafter for so long as Clovis is Developing or Commercializing such Product in any country in the Licensed Territory (the “Term”), provided that upon expiration of the Royalty Term in a country, the licenses and rights granted to Clovis

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under this Agreement will, with respect to such country, become non-exclusive, royalty-free and fully paid-up and all licenses and other rights of use granted by Clovis to 3BP hereunder, including the licenses and rights granted pursuant to Section 7.2 and pursuant to Section 5.3, shall survive without change.

11.2     Termination by 3BP for Country-Specific Non-Activity. On a Product-by-Product basis, beginning on the [***] ([***]) anniversary of the date of receipt for a Product of its initial Marketing Authorization in the U.S. that is a full approval by the FDA (i.e., not an accelerated approval granted pursuant to 21 CFR 314, also known as ‘subpart H’), 3BP shall have the right to terminate this Agreement on a country-by-country basis for the respective Product in each country of the Licensed Territory in which, at such date, Clovis is not then Developing such Product in such country(ies) with Diligent Efforts, either itself directly, or indirectly through an Affiliate or a Sublicensee.

11.3     Discretionary Termination by Clovis; Termination for Cause by Clovis.

(a)        Without Cause. Clovis will be permitted to terminate this Agreement in full, without cause and subject to payment to 3BP of an amount equal to [***] Dollars ($[***]), upon [***] ([***])] days prior written notice to 3BP.

(b)       For [***] Reason

(i)         Clovis will have the right to terminate this Agreement on a Therapeutic Product-by-Therapeutic Product basis, and without payment of the amount set forth under Section 11.3(a) above due from Clovis to 3BP on account of such termination, if the board of directors of Clovis concludes [***]. If the board of directors of Clovis makes such a determination, Clovis will provide written notice to 3BP describing the issues upon which the board based its conclusion.

(ii)       Within [***] ([***]) days of receipt of a notice of termination pursuant to Section 11.3(b)(i), 3BP will consider the decision in good faith, and if 3BP agrees, it will so notify Clovis in writing, and the Agreement will terminate [***] ([***]) days after the date of Clovis’ original termination notice. If 3BP notifies Clovis that 3BP does not agree with the determination made by the Clovis board of directors, the dispute (a “Determination Dispute”) will be referred to an expert for resolution in accordance with Exhibit 11.3. If the expert agrees with the conclusion reached by the Clovis board of directors, the Agreement will terminate [***] ([***]) days after the date of the expert’s decision; otherwise the Agreement will, at Clovis’ choice, continue in full force and effect or be deemed terminated by Clovis pursuant to Section 11.3(a).

11.4     Termination for Material Breach.  If either Party believes that the other Party is in breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party specifying the nature of the alleged breach in reasonable detail. The allegedly breaching Party will have [***] ([***]) days from such notice to dispute or cure such breach.  If  the Party receiving notice of breach fails to cure such breach within

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such [***] ([***]) day period, whether through specific performance or payment of money damages or through a combination of specific performance and payment of money damages, then the non-breaching Party may terminate this Agreement in its entirety, provided that, if the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party, the matter will be addressed under the dispute resolution provisions in Article 14, and the non-breaching Party may or, at its discretion, may not terminate this Agreement until it has been determined under Article 14 that the conditions for termination of this Section 11.4 are met. If the non-breaching Party has elected not to terminate until it has been determined that the conditions for termination are met and such determination is made in accordance with the dispute resolution provisions in Article 14, such termination will then be effective upon written notification from the non-breaching Party to the breaching Party.  For clarification purpose, for Clovis’ material breach of its obligations set forth in Section 3.4 (Development Diligence; Standards of Conduct) and Section 5.4 (Commercial Diligence), 3BP will only be permitted to terminate the Agreement with respect to those countries to which such breach relates.

11.5     Termination for Bankruptcy Event.  Either Party may terminate this Agreement if the other Party is generally unable to meet its debts when due, or makes a general assignment for the benefit of its creditors, or there shall have been appointed a receiver, trustee or other custodian for such Party for or a substantial part of its assets, or any case or proceeding shall have been commenced or other action taken by or against such Party in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of such Party or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law, and any such event shall have continued for [***] ([***]) days undismissed, unstayed, unbonded and undischarged.  In such circumstances, the other Party may, upon notice to such Party, terminate this Agreement, such termination to be effective upon such Party's receipt of such notice.

11.6     Termination for Rejection of Performance.  Each Party shall be entitled to terminate this Agreement if an insolvency administrator of the other Party’s assets rejects performance of this Agreement (Erfüllungsablehnung).

11.7     Effects of Termination of the Agreement.  Upon any early termination of this Agreement (that is, for avoidance of doubt, not by operation of expiration pursuant to Section 11.1), in its entirety or on a country-by-country basis:

(a)        Termination of Licenses.

(i)         Other than termination by Clovis on the basis of a material breach of the Agreement by 3BP under Section 11.4 or by Clovis pursuant to Section 11.6 (the effects of which on the licenses are set forth in subclause (ii) or (iii), respectively, below), (A) all licenses granted to Clovis under Section 7.1 will terminate, but in the case of termination on a country-by-country basis, solely to the extent such licenses relate to those countries so terminated; provided that Clovis will retain a non-exclusive license under Section 7.1 to sell, offer for sale and import remaining inventories of the Products in terminated countries for a period not exceeding [***] ([***]) months (and make respective royalty payments in accordance with Section 8.7 for such sales and payment of Sublicense Revenues in accordance with Section 8.6) and further provided that if and to the extent such termination of Clovis’ license is based upon termination by 3BP pursuant to Section 11.2 or Section 11.4 last sentence, the respective countries in which Clovis’ license so terminates shall be deemed included in the Retained Territory with all rights of 3BP relating to the Retained Territory applying also to these countries; and (B) all licenses and other rights of use granted by Clovis

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to 3BP hereunder (including the right to use Products Marks in the Retained Territory if granted pursuant to Section 5.3) will survive without change.

(ii)       In the case of termination of this Agreement by Clovis pursuant to Section 11.4 due to a material breach by 3BP, without prejudice to any other remedies of Clovis, including the right to claim damages: (A) all licenses granted to Clovis under Section 7.1 will become perpetual, fully paid up and Clovis will no longer have any obligations pursuant to this Agreement; provided, however, that Clovis will pay to 3BP, for the Royalty Term, [***] percent ([***]%) of the royalty payments set forth in Section 8.7 and [***] percent ([***]%) of the Sublicense Revenues set forth in Section 8.6 when they would have become due if the Agreement had not been terminated and make respective reporting in accordance with Section 8.7(d); and (B) all licenses and other rights of use granted by Clovis to 3BP hereunder (including the right to use Products Marks in the Retained Territory if granted pursuant to Section 5.3) will shall survive without change.

(iii)      In the case of termination of this Agreement by Clovis pursuant to Section 11.6: (A) all licenses granted to Clovis under Section 7.1 will become perpetual, fully paid up and Clovis will no longer have any obligations pursuant to this Agreement; provided, however, that Clovis will pay to 3BP any Milestone Payments set forth in Section 8.5 when they would have become due if the Agreement had not been terminated, and Clovis will pay to 3BP, for the Royalty Term, the royalty payments set forth in Section 8.7 and the Sublicense Revenues set forth in Section 8.6 when they would have become due if the Agreement had not been terminated and make respective reporting in accordance with Section 8.7(d); and (B) all licenses and other rights of use granted by Clovis to 3BP hereunder (including the right to use Products Marks in the Retained Territory if granted pursuant to Section 5.3) will shall survive without change.

(b)       Sublicense Agreements; Agreements with Contract Manufacturer.

(i)         Termination of this Agreement by 3BP on the basis of a material breach by Clovis under Section 11.4 will not automatically terminate any Sublicense if the following conditions are met: (A) the Sublicense meets the requirements of Section 7.1(c); (B) with respect to such Sublicense agreement the Sublicensee is at the time of termination  in full compliance and further, is not in breach of any provision of this Agreement; and (C) the Sublicensee agrees to the assignment of such Sublicense to 3BP (i.e., such that 3BP will step into the role of Clovis under such Sublicense and become the Sublicensee’s direct licensor). If all of the aforementioned conditions are met, the Sublicense will be assigned automatically to 3BP; however if any of the conditions under (i) to (iii) are not met, such Sublicense will automatically terminate upon termination of this Agreement.

(ii)       Any termination of this Agreement for any reason other than termination by 3BP on the basis of a material breach of Clovis (which is regulated in subsection (i) above) or by Clovis pursuant to Section 11.6 (which is regulated by subsection (iii) below), will automatically terminate all outstanding Sublicenses, unless (A) 3BP requests the assignment of the Sublicense agreement to 3BP, in which event it shall be automatically assigned to 3BP, provided such assignment of the Sublicense does not require the consent of the Sublicensee according to the governing laws of such Sublicense agreement, or (B) if the assignment of the Sublicense requires the consent of the Sublicensee according to the governing laws of such Sublicense agreement, the Sublicensee and 3BP agree to continue the Sublicense between them as parties.

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(iii)      Termination by Clovis pursuant to Section 11.6 shall have no effect on any Sublicenses then outstanding, which shall remain in full force and effect.

(iv)       Upon any termination of this Agreement other than by Clovis on the basis of a material breach by 3BP or by Clovis pursuant to Section 11.6, at 3BP’s request, Clovis will use Diligent Efforts to procure the assignment to 3BP of Clovis’ then-current agreement(s) with Contract Manufacturers for the Manufacture of Products (or components thereof).

(c)        Documentation; Data.  Other than termination by Clovis on the basis of a material breach of the Agreement by 3BP under Section 11.4, at 3BP’s request, Clovis agrees to transfer to 3BP, at Clovis’ expense, the Regulatory Documentation and Regulatory Approvals as well as any Manufacturing Documentation (including Manufacturing Documentation of any Contract Manufacturer of Clovis and its Affiliates) relating to the Products in such terminated country in the Licensed Territory.

(d)       Return of Confidential Information.  Upon termination of this Agreement each Party will surrender to the other Party, or, if so requested by the other Party, destroy and provide the other Party  with a certificate signed by an Executive Officer of the first Party attesting to the destruction of, all copies of any Confidential Information provided by the other Party hereunder, provided that the first Party may retain one (1) copy of any Confidential Information in an appropriately secure location. The afore obligation of return or destruction shall not apply to the extent a Party requires the further use of the Confidential Information of the other Party for reason of exercising any licenses and/ or other rights which survive the termination of this Agreement.

(e)        Product Mark.  Other than termination by Clovis on the basis of a material breach of the Agreement by 3BP under Section 11.4, and except where Clovis can reasonably demonstrate that Commercializing the Product under the Product Mark in the terminated country(ies) is detrimental to Clovis’ sales in any non-terminated countries, at 3BP’s request, Clovis will consider in good faith or, in the event of termination of this Agreement by 3BP on the basis of a material breach of the Agreement by Clovis under Section 11.4 Clovis will be obligated to the grant of a royalty-free, fully paid-up, license to 3BP, for a period of time allowing 3BP to switch the Product Mark, under any and all Product Marks then being used by Clovis solely and exclusively for any such Product and transfer to 3BP the right to use during the transition period any domain names containing solely such Product Marks, in each case only to the extent that such Product Mark is not also used for any product Controlled by Clovis which does not fall under this Agreement and does not make reference to any other trade name or trademark of Clovis.

(f)        Post Termination Technology Transfer. Other than termination by Clovis on the basis of a material breach of the Agreement by 3BP under Section 11.4, Clovis will reasonably cooperate with 3BP, at 3BP’s request, in order to enable 3BP to promptly assume the Development and/or Commercialization of all Products then being Commercialized or in Development by Clovis for Commercialization in the Licensed Territory (or in a particular country if such termination is only as to such country).  Such cooperation and assistance will be provided in a timely manner (having regard to the nature of the cooperation or assistance requested). Such assistance shall be at 3BP’s reasonable cost and expenses, except in the event of termination by 3BP on the basis of a material breach of the Agreement by Clovis under Section 11.4 or termination by Clovis under Section 11.3(a), in which event it shall be at Clovis’ cost and expense.

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11.8     Accrued Rights; Survival.  Termination or expiration of this Agreement for any reason (i) will be without prejudice to any right or obligation which will have accrued prior to such termination or expiration, including damages arising from any breach under this Agreement and (ii) will leave unaffected, the following provisions which will survive any expiration or termination of this Agreement: Articles 1, 10, 13 (with respect to Third Party claims based on events occurring during the Term), 14, and Sections 8.11, 9.2, 11.7, this 11.8, 14 and 16.10.

12.       REPRESENTATIONS AND WARRANTIES AND COVENANTS

12.1     Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party by way of an independent guarantee within the meaning of Section 311 of the German Civil Code (Selbständiges Garantieversprechen) as follows:

(a)        Corporate Existence.  As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing, if applicable, under the Applicable Laws of the jurisdiction in which it is incorporated.

(b)       Corporate Power, Authority and Binding Agreement.  As of the Effective Date: (i) it has the corporate power and authority and the legal right to enter into this Agreement, and to carry out and otherwise perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, and (iv) the carrying out and other performance of its obligations under this Agreement by such Party (A) does not conflict with, or contravene or constitute any default under, any agreement, instrument or understanding, oral or written, to which it is a party, including its certificate of incorporation or by-laws, and (B) does not violate Applicable Law or any judgment, injunction, order or decree of any governmental authority having jurisdiction over it.

12.2     Additional Representations and Warranties of 3BP.  3BP represents and warrants to Clovis by way of an independent guarantee within the meaning of Section 311 of the German Civil Code (Selbständiges Garantieversprechen) (except for the representation and warranty pursuant to Section 12.2(i) in relation to which 3BP represents and guarantees by way of a simple obligation (Verpflichtung)) that, as of the Effective Date:

(a)        Title; Encumbrances.  [***].

(b)       Sufficiency.  Exhibit 1.3 sets forth a complete and accurate list of all 3BP Patents in existence as of the Effective Date. [***].

(c)        Non-Infringement.  [***].

(d)       No Out-Bound Agreements.  3BP has not granted any Third Party (including any academic organization or agency), or any Affiliate, any licenses to the Products (except for rights outside of the Licensed Territory).

(e)        Proper Assignment of Rights.  3BP has obtained from all individuals who participated in any respect in the invention or authorship of any 3BP Technology owned by 3BP or its Affiliates effective assignments of all ownership rights of such individuals in

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such 3BP Technology as are necessary to grant the licenses hereunder, either pursuant to written agreement or by operation of law.

(f)        Pending or Threatened Proceedings.  There are no actual, pending, or announced actions, suits, proceedings or formal governmental investigations involving the Products and/or the 3BP Technology relating to the Products by or against 3BP or any of its Affiliates, in or before any court, governmental or Regulatory Authority.  There are no judgments against or litigation settlements entered into by 3BP relating to the 3BP Technology or the Products.

(g)        Intellectual Property Proceedings.  3BP is not aware of any fact or circumstance which would make the 3BP Patents invalid and unenforceable in their entirety. Neither 3BP nor any of its Affiliates have received any Third Party written communication alleging that any of the 3BP Patents are unpatentable, invalid or unenforceable or are subject to interference, reexamination, reissue, revocation, opposition, appeal or other administrative proceeding.  3BP has not taken any action or failed to take any action, which action or failure reasonably could be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the 3BP Patents.

(h)       Debarment. In the course of the development of Products, 3BP has not used any employee or consultant who has been debarred by any Regulatory Authority, or, to 3BP’s knowledge, is or was the subject of debarment proceedings by a Regulatory Authority.

(i)         Due Diligence Data.  [***].

(j)        Notice of Infringement or Misappropriation.  Neither 3BP nor its Affiliates have received any written notice from any Third Party asserting or alleging that any research or development of the Products by 3BP or its Affiliates prior to the Effective Date infringed or misappropriated the Intellectual Property Rights of such Third Party.

12.3     Mutual Covenants.

(a)        No Debarment.  In the course of the Development of Products, neither Party nor its Affiliates will use any employee or consultant who is debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.  Each Party will notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

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(b)       Compliance.  Each Party and its Affiliates will comply in all material respects with all Applicable Laws in the Development, Manufacture and Commercialization of the Product and performance of its obligations under this Agreement.

12.4     Disclaimer.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BOTH PARTIES ACKNOWLEDGE AND AGREE THAT, NOTWITHSTANDING THE DILIGENT EFFORTS OF THE PARTIES, THE ACTIVITIES TO BE CONDUCTED UNDER THE COLLABORATION AND THE GLOBAL DEVELOPMENT PLAN ARE INHERENTLY UNCERTAIN, AND THAT THERE ARE NO ASSURANCES THAT THE PARTIES WILL SUCCESSFULLY IDENTIFY A LEAD CANDIDATE OR THAT ANY SUCH CANDIDATE WILL BE SUCCESSFULLY DEVELOPED AND COMMERCIALIZED BY CLOVIS AS A PRODUCT.

13.       INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1     Indemnification by Clovis.  Clovis will defend, indemnify, and hold 3BP and its Affiliates and their respective officers, directors, employees, and agents (the “3BP Indemnitees”) harmless from any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such 3BP Indemnitees, all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“Claims”) against such 3BP Indemnitees to the extent arising from or based upon: (a) the Development, Manufacture or Commercialization of the Products by or on behalf of Clovis or its Affiliates or its or their Sublicensees (excluding in all cases 3BP or its Affiliates or sublicensees), including infringement of Third Party Intellectual Property Rights in such Development, Manufacture and/ or Commercialization; (b) the negligent or willful breach of any of Clovis’ obligations under this Agreement, including (but without the requirement of negligence or willful misconduct) Clovis’ representations and warranties set forth herein; (c) the willful misconduct or gross negligence of any Clovis Indemnitee or Sublicensees; or (d) the use by Clovis or its Affiliates or its or their Sublicensees in the Licensed Territory of Development Data or Regulatory Documentation supplied by 3BP to Clovis under this Agreement. Notwithstanding the foregoing, Clovis will not have any responsibility hereunder for any Claims to the extent arising from any breach of any of 3BP’s obligations under this Agreement, including 3BP’s representations and warranties set forth herein.

13.2     Indemnification by 3BP.  3BP will defend, indemnify, and hold Clovis and its Affiliates and their respective officers, directors, employees, and agents (the “Clovis Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Clovis Indemnitees, all to the extent resulting from Claims against such Clovis Indemnitees to the extent arising from or based upon: (a) the Development, Manufacture or Commercialization of the Products by or on behalf of 3BP or its Affiliates or its or their sublicensees (excluding in all cases Clovis, its Affiliates or its Sublicensees); (b) the negligent or willful breach of any of 3BP’s obligations under this Agreement, including (but without the

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requirement of negligence or willful misconduct, except for breach of the representations and warranties given under Section 12.2(i) which for an indemnification obligation under this section requires negligence or willful misconduct)) 3BP’s representations and warranties set forth herein; (c) the willful misconduct or gross negligence  of any 3BP Indemnitee; or (d) the use by 3BP or its Affiliates or its or their sublicensees in the Retained Territory of Development Data or Regulatory Documentation supplied by Clovis to 3BP under this Agreement. Notwithstanding the foregoing, 3BP will not have any responsibility hereunder for any Claims to the extent arising from any breach of any of Clovis’ obligations under this Agreement, including Clovis’ representations and warranties set forth herein.

13.3     Conditions to Indemnification.  The Party claiming indemnity under this Article 13 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim in relation to which it wishes to claim indemnification hereunder, provided that the failure to promptly provide such notice will not relieve the Indemnifying Party of any of its indemnification obligations hereunder, except to the extent that the Indemnifying Party’s defense of the relevant Claim is prejudiced by such failure.  The Indemnifying Party may upon such notice assume the defense of the Claim, and the Indemnified Party will provide the Indemnifying Party, upon the Indemnifying Party's request, with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense.  The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld.  So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party will not settle or compromise any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 13.

13.4     Limitation of Liability.

(a)        EXCEPT FOR (I) ANY CLAIMS RELATED TO ONE PARTY’S INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY OUTSIDE OF THE RIGHTS AND LICENSES GRANTED HEREUNDER, ANY BREACH OF CONFIDENTIALITY OR THE PROVISIONS OF SECTION 7.5, (II) DAMAGES OR AMOUNTS PAYABLE TO A THIRD PARTY CLAIMANT UNDER SECTIONS 13.1 OR 13.2 (INCLUDING FOR DEATH OR BODILY INJURY), AND/ OR (III) ANY SITUATION WHERE A LIMITATION OF LIABILITY IS NOT PERMISSIBLE UNDER THE GOVERNING LAWS, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; SUBJECT TO THAT THE TERMS ‘SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES’ AS USED BEFORE SHALL BE UNDERSTOOD AND CONSTRUED AS THOSE DAMAGES WHICH ARE NOT THE NATURAL AND/OR PROBABLE CONSEQUENCE OF, WITH RESPECT TO (I) ABOVE, THE BREACH OR, WITH RESPECT TO (II) ABOVE, THE SITUATION GIVING RISE TO THE THIRD PARTY CLAIM.

(b)       Clovis will not bring any claims or action against 3BP and will not exercise any rights under this Agreement for breach of this Agreement by 3BP to the extent the breach results from or relates to the facts and matters disclosed in Exhibit 12.2(a).

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13.5     Insurance.  Each Party will procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold.  Each Party will provide the other Party with evidence of such insurance upon request and will provide the other Party with written notice at least [***] ([***]) days prior to the cancellation, non-renewal or material changes in such insurance.  It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 13.

14.       DISPUTE RESOLUTION.

14.1     Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

14.2     Amicable Resolution. In the event of a dispute arising hereunder, other than a dispute referred to the Executive Officers pursuant to Section 2.5(b) (for which the procedure set forth in Section 2.5(b) shall apply), in the first place the Executive Officers of the Parties shall meet and try to amicably resolve the issue within [***] ([***]) days (or any longer period of time agreed by the Executive Officers) from such dispute being referred to them.

14.3     Binding Arbitration.  If the Executive Officers of the Parties are unable to resolve a given dispute in accordance with the timelines set forth in Section 14.2, except for the non-arbitrable disputes set forth in Section 14.4, either Party may have the given dispute settled by binding arbitration administered by the International Chamber of Commerce (“ICC”) and judgment on the arbitration award may be entered in any court having jurisdiction thereof.  The Parties agree that:

(a)        The place of arbitration will be [***] and all proceedings and communications will be in English.

(b)       The ICC Rules of Arbitration (“ICC Rules”) shall apply to the dispute, which rules are deemed incorporated by reference into this clause, provided that (i) the Emergency Arbitrator Rules of the ICC effective as of January 2012 and the ICC Rules on expedited procedure effective as of March 1, 2017 shall not apply and (ii) in the event that the ICC Rules conflict with the provisions of this Section 14.3, the provisions of this Section 14.3 shall prevail.

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(c)        The dispute shall be settled by three arbitrators nominated in accordance with the Arbitration Rules of the ICC, unless the Parties agree on one arbitrator.

(d)       Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators will have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damage.  Except to the extent necessary to confirm an award or as may be required by applicable Laws, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event will arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

14.4     Non-Arbitrable Disputes.

(a)        Any dispute with respect to which a Party has final decision-making authority pursuant to Section 2.5(b) or other provisions of this Agreement, and any Determination Dispute, will not be subject to resolution by binding arbitration under Section 14.3.

(b)       Any dispute between the Parties to the extent relating to [***], will not be subject to resolution by binding arbitration under Section 14.3 and instead will be resolved in a court or governmental agency of competent jurisdiction, which, to the extent there is no exclusive jurisdiction or exclusive decision-making authority of an agency, shall be the courts located in [***].

15.       CONSEQUENCES OF CHANGE OF CONTROL

15.1     Change of Control prior to [***].

(a)        In the event of a Change of Control of Clovis that occurs prior to [***], if the Applicable CoC Party fails within [***] from the Change of Control Closing to: (i) [***]; or (ii) if applicable [***], then in either case 3BP will have the right to terminate this Agreement in full upon [***] ([***]) days written notice to the Applicable CoC Party, and the effects of termination set forth in Sections 11.7(a)(i), 11.7(b)(ii), 11.7(b)(iv) and 11.7(c) to 11.7(f) will apply.

(b)       In the event of a Change of Control of Clovis that occurs prior to [***], unless 3BP exercises the right to terminate this Agreement pursuant to Section 15.1(a) above within [***] from such termination right arising pursuant to Section 15.1(a) above, then the Milestone Payments set forth in Section 8.5 tied to: (i) [***]; and (ii) [***], will in each case, become due upon the [***] of: (A) [***]; and (B) [***].

15.2     Change of Control after [***].

(a)        In the event of a Change of Control of Clovis that occurs after the [***], if the royalty payments made to 3BP pursuant to Section 8.7 during the first [***] ([***]) consecutive months following the Change of Control Closing do not total [***] Dollars ($[***]), then 3BP will be entitled to an additional payment in the amount equal to [***]

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Dollars ($[***]) less the amount of royalties actually paid to 3BP on Net Sales during such [***] period. Thereafter, royalty payments will be based solely on the rates set forth in Section 8.7.

(b)       In the event of a Change of Control of Clovis that occurs after [***], if the Applicable CoC Party fails to, if applicable [***], within [***] from the Change of Control Closing then 3BP will have the right to terminate this Agreement in full upon [***] ([***]) days written notice to the Applicable CoC Party which right of termination shall be exercised by 3BP not later than [***] ([***]) days following [***], and the effects of termination set forth in Sections 11.7(a)(i), 11.7(b)(ii), 11.7(b)(iv) and 11.7(c) to 11.7(f) will apply.

16.       MISCELLANEOUS

16.1     Entire Agreement; Amendments.  This Agreement, including all Exhibits attached hereto as well any Supply Agreement, Quality Agreement, and Safety Data Exchange Agreement when entered into, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement.  No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2     Force Majeure.  Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (as defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, “force majeure” will mean conditions beyond the control of the Parties and occurring without the respective Party’s negligence or intent, including an act of God, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities, destruction of production facilities or materials by earthquake, storm or like uncontrollable catastrophe.  In the event that the force majeure event continues for more than six (6) months, the Party not affected by force majeure shall have the right to terminate this Agreement.

16.3     Notices.  Any notices given under this Agreement will be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), or by FedEx or other reputable courier service.  Any such notice will be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by facsimile service; or (c) on the day of successful delivery to the other Party confirmed by the courier service.  Unless otherwise specified in writing, the mailing addresses of the Parties will be as described below.

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If to 3BP:	3B Pharmaceuticals GmbH
Magnusstr. 11
D-12489 Berlin
Germany
Attention: Managing Director
FAX: +49(0)30 63 92 43 14

with copy to:	3B Pharmaceuticals GmbH
Magnusstr. 11
D-12489 Berlin
Germany
Attention: Head of Nuclear Medicine
FAX: +49(0)30 63 92 43 14

If to Clovis:	Clovis Oncology, Inc.
5500 Flatiron Parkway, Suite 100
Boulder, Colorado 80301
USA
Attention: Project Leadership
FAX: +1 303 245 0360

with copy to:	Clovis Oncology, Inc.
5500 Flatiron Parkway, Suite 100
Boulder, Colorado 80301
USA
Attention: Legal Department
FAX: +1 303 245 0360

16.4     Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that (a) each Party may make such an assignment without the other Party’s consent to an Affiliate of the assigning Party; and (b) each Party may assign this Agreement without the other Party’s consent in the event of a Change of Control (subject, in the case of Clovis, to Article 15). The Parties agree that this Agreement is of the type described in Section 365(c)(1) of the United States Bankruptcy Code, and neither the Agreement nor any of the rights under the Agreement may be assumed or assigned in any bankruptcy proceeding (or otherwise) without the express prior written consent of the other Party.  Further, nothing in this Agreement alone shall be considered consent by 3BP to the assumption or assignment of this Agreement by Clovis, a trustee, a debtor, a debtor-in-possession or any other person or entity in any bankruptcy proceeding involving Clovis. Any successor or assignee of rights and/or obligations permitted hereunder will, in writing to the other Party, expressly assume performance of such rights and/or obligations.  Any permitted assignment will be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.4 will be null, void and of no legal effect.

16.5     Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Notwithstanding the foregoing, prior to the sale by Clovis of any Affiliate that holds a Marketing Authorization for a Product (other than as part of a Change of Control of Clovis), Clovis will require the assignment or transfer of such Marketing Authorization back to Clovis. Each Party hereby guarantees the performance

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by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate. For the avoidance of doubt, the discharge through Affiliates shall leave unaffected the contracting entities hereunder and shall solely be a subcontracting.

16.6     Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.7     Severability.  If any of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof.  The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.8     No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

16.9     Independent Contractors.  Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.10   Governing Law.  The construction of this Agreement as well as resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of [***], without regard to conflicts of law rules.

16.11   Construction of this Agreement.  Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense.  When used in this Agreement, “including” means “including without limitation”.  References to either Party include the successors and permitted assigns of that Party.  The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The Parties have each consulted counsel of their choice regarding this Agreement and have jointly prepared this Agreement, and, accordingly, no provisions of this Agreement will be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof.  If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement will govern.  The official text of this Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, will be in English.  In the event of any dispute concerning the construction or meaning of this Agreement, reference

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will be made only to this Agreement as written in English and not to any other translation into any other language.

16.12   Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be an original and all of which will constitute together the same document.  Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which will be binding when sent.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CLOVIS ONCOLOGY, INC.	3B PHARMACEUTICALS GMBH

By:	By:

Name:	Name:

Title:	Title:

Exhibits

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Exhibit 1.3

3BP Patents

[***]

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Exhibit 1.10

Backup Candidate

[***]

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Exhibit 1.54

FTE Rate

FTE Rate is fixed at a rate of [***] Euro (€[***]) per FTE per Calendar Year.

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Exhibit 1.69

Lead Candidate

[***]

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Exhibit 3.2(a)

[***]

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Exhibit 11.3(b)

Determination Dispute Resolution

Disputes regarding a determination by the board of directors of Clovis that [***] will be resolved in the following manner:

1.         Appointment of Expert. Within [***] ([***])] Business Days after 3BP requests under Section 11.3 that an expert be appointed to resolve a Determination Dispute, the Parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute.  If the Parties are unable to so agree within the [***] ([***])] Business Day period, or if there is a disclosure of a conflict by an expert under Paragraph 2 hereof that results in the Parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the International Chamber of Commerce (“ICC”).

2.         Conflicts of Interest.  Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of the appointment or at any time before the expert gives a determination on the Determination Dispute, the expert has or may have some interest or duty which conflicts or may conflict with the appointment; provided that before accepting the appointment (or as soon as practicable after the expert becomes aware of the conflict or potential conflict), the expert fully discloses the interest or duty and the Parties will, after the disclosure, have confirmed the expert’s appointment.

3.         Not Arbitrator.  No expert will be deemed to be an arbitrator and the provisions of any Applicable Law relating to arbitration will not apply to the expert or the expert’s determination or the procedure by which the expert reaches his determination under this Exhibit 11.3.

4.         Condition and Procedure.

(a)        Condition for Appointment.  The expert will be appointed on condition that he/she undertakes that: (i) the expert promptly fixes a reasonable time and place for receiving representations, submissions or information from the Parties for the proper conduct of the expert’s determination and any hearing; and (ii) the expert renders a decision (with full reasons) within [***] ([***]) Business Days (or another date as the Parties and the expert may agree) after receipt of all information requested by the expert under Paragraph 4(c) hereof.

(b)       Procedure: Upon its appointment, the Parties shall ensure that the expert follows the procedure set forth under subclause (a) above.

(c)        Disclosure of Evidence.  The Parties undertake to give to the expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the Determination Dispute, and they will disclose promptly and in any event within [***] ([***])] Business Days of a written request from the expert to do so. The Parties will co-operate and seek to narrow and limit the issues to be determined.

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(d)       Advisors.  Each Party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in making a determination and to present their respective cases.

(e)        Final and Binding.  The determination of the expert will, except for fraud or manifest error, be final and binding upon the Parties.

(f)        Costs.  Each Party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the Parties.

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Exhibit 12.2(a)

[***]

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